UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT

PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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NOTICE OF ANNUAL MEETING OF
SHAREHOLDERS AND

PROXY STATEMENT

DATE AND TIME

Tuesday, May 8, 2018

9:00 a.m. (local time)

PLACE

Popular Center Building

PH Floor

209 Muñoz Rivera Avenue

San Juan, Puerto Rico

RECORD DATE

March 9, 2018

ITEMS OF BUSINESS

•	Elect four directors assigned to “Class 1” of the Board of Directors for a three-year term;

•	Authorize and approve an amendment to Article Seventh of our Restated Certificate of Incorporation to provide that directors shall be elected by a majority of the votes cast by shareholders at the annual meeting of shareholders, provided that in contested elections directors shall be elected by a plurality of votes cast;

•	Approve, on an advisory basis, our executive compensation;

•	Ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2018;

•	Approve the adjournment or postponement of the meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the meeting to approve the proposed amendment to Article Seventh of our Restated Certificate of Incorporation; and

•	Consider such other business as may be properly brought before the meeting or any adjournments thereof.

In San Juan, Puerto Rico, on March [    ], 2018.

By Order of the Board of Directors,

Javier D. Ferrer

Executive Vice President, Chief Legal Officer and Secretary

HOW TO VOTE

Online	Phone	Mail	In Person

Only shareholders of record at the close of business on March 9, 2018 are entitled to notice of, and to vote at, the meeting. Each share of common stock is entitled to one vote.

We encourage you to attend the meeting. Your vote is important. Whether or not you plan to attend, please vote as soon as possible so that we may be assured of the presence of a quorum at the meeting.

You may vote online, in person, by telephone or, if you received a paper proxy card in the mail, by mailing the completed proxy card. The instructions on the Notice of Internet Availability of Proxy Materials or your proxy card describe how to use these convenient services.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 8, 2018:

This 2018 Proxy Statement and our Annual Report for the year ended December 31, 2017 are available free of charge at www.popular.com and www.proxyvote.com.

209 Muñoz Rivera Avenue

San Juan, Puerto Rico 00918

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. You should read the entire Proxy Statement before voting.

Meeting Agenda and Voting Recommendations

PROPOSAL 1

Election of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH NOMINEE.

We are asking shareholders to elect four directors. Popular’s directors are elected for a term of three years by the affirmative vote of a majority of the shares represented at the annual meeting in person or by proxy and entitled to vote. The table below sets forth information with respect to our four nominees standing for election. All of the nominees are currently serving as directors. Additional information about the director candidates and their respective qualifications can be found on the “Nominees for Election as Directors and Other Directors” section of this Proxy Statement.

IGNACIO ALVAREZ	ALEJANDRO M. BALLESTER	RICHARD L. CARRIÓN	CARLOS A. UNANUE
Age 59	Age 51	Age 65	Age 54
President and CEO of Popular, Inc.	President of Ballester Hermanos, Inc.	Executive Chairman of Popular, Inc.	President of Goya de Puerto Rico
Director since July 2017	Director since 2010	Director since 1991	Director since 2010

PROPOSAL 2

Amendment to Restated Certificate of Incorporation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.

We are asking shareholders to approve an amendment to Article Seventh of Popular’s Restated Certificate of Incorporation to provide that directors shall be elected by a majority of the votes cast by shareholders at the annual meeting of shareholders, provided that if the number of nominees exceeds the number of directors to be elected, the director nominees shall be elected by a plurality of the votes cast. Additional information with respect to the proposed amendment can be found in “Proposal 2: Amendment to Article Seventh of Popular’s Restated Certificate of Incorporation to Amend the Voting Standard for the Election of Directors to Provide that Directors Shall be Elected by a Majority of the Votes Cast by Shareholders at the Annual Meeting of Shareholders, Except that in Contested Elections Directors Shall be Elected by a Plurality of the Votes Cast.” In addition, the text of the proposed amendment is set forth in Appendix A to this Proxy Statement.

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PROPOSAL 3

Advisory Vote to Approve Executive Compensation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

We are asking shareholders to approve, on an advisory basis, the compensation of our named executive officers (“NEOs”) as described in the sections titled “Compensation Discussion and Analysis” and “2017 Executive Compensation Tables and Compensation Information.” We hold this advisory vote on an annual basis.

PROPOSAL 4

Ratification of Auditors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION.

We are asking shareholders to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018. Information on fees paid to PricewaterhouseCoopers LLP during 2017 and 2016 appears on the “Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm” section of this Proxy Statement.

PROPOSAL 5

Adjournment or Postponement of the Meeting

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADJOURNMENT OR POSTPONEMENT OF THE MEETING IN THE EVENT THERE ARE NOT SUFFICIENT VOTES TO ADOPT PROPOSAL 2.

We are asking shareholders to approve the adjournment of the meeting, if necessary or appropriate, in order to allow for the solicitation of additional proxies in the event that there are not sufficient votes at the time of the meeting to adopt Proposal 2. This Proposal relates to the amendment to Article Seventh of the Corporation’s Restated Certificate of Incorporation to provide that directors shall be elected by a majority of the votes cast by shareholders at the annual meeting of shareholders, provided that if the number of nominees exceeds the number of directors to be elected, the director nominees shall be elected by a plurality of the votes cast.

For additional information about the meeting please refer to the “General Information About the Meeting” section of this Proxy Statement.

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2017 Financial Performance and Executive Compensation Highlights

2017 CORPORATE HIGHLIGHTS

During 2017, we demonstrated the continued strength of our franchise while operating in a challenging economic environment impacted by the unprecedented destruction and disruption caused by hurricanes Irma and Maria. Notwithstanding the hurricanes’ impact, we persevered to achieve year-over-year growth in our net interest income, stable credit indicators and strong capital levels. Despite the challenges posed by the Puerto Rico economy and the hurricanes that made landfall in 2017, our Puerto Rico business experienced growth in deposits, an increase in our customer base and strong net interest margins. In the United States, our total loan portfolio grew mainly driven by an increase in our commercial loan portfolio. During 2017, Popular’s capital level remained strong. Our quarterly common stock dividend increased from $0.15 to $0.25 per share, and a common stock repurchase program of $75 million was completed by the Corporation.

Popular also enhanced its employees’ physical, emotional and financial well-being through expanded services in our Health and Wellness Center and an increased retirement savings plan matching contribution. During 2017, Popular also implemented several initiatives to develop a robust pool of leadership talent and give our employees tools to improve efficiency and customer satisfaction.

True to Popular’s core value of social commitment, our Puerto Rico and U.S. foundations sourced and provided valuable financial and in-kind assistance to areas severely impacted by the hurricanes, including the distribution of water, food and medical supplies. We launched the “Embracing Puerto Rico” initiative, contributed to the “Unidos por Puerto Rico” fundraising campaign and co-sponsored the “Somos Una Voz” concert which raised funds for the benefit of earthquake victims in Mexico, and hurricane victims in Texas, Florida, Puerto Rico and the Caribbean.

2017 FINANCIAL HIGHLIGHTS

Our 2017 net income was $107.7 million, reflecting the adverse effect of the hurricanes and the U.S. Tax Cut and Jobs Act’s impact on the value of Popular’s U.S. deferred tax asset (“DTA”). To provide meaningful information about the underlying performance of our ongoing operations, the $168.4 million DTA write-down is added back to net income to express our results on an adjusted net income basis, which is a non-GAAP measure; on this basis, our adjusted net income was $276.0 million. In addition, as outlined in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Board of Directors’ Compensation Committee (the “Committee”) decided to make further net income adjustments, directly attributable to the hurricane’s impact that was beyond the Corporation’s control, for purposes of certain incentive awards; on this basis, our adjusted net income for incentives was $348.7 million. Refer to the GAPP to non-GAAP reconciliation in Appendix B.

Popular (“BPOP”) shares closed 2017 at $35.49, 19% lower than 2016. This performance compared negatively against our U.S. peers, which increased by 6%, and the KBW Nasdaq Regional Banking Index (“KRX”), which remained relatively unchanged, but compared favorably to other Puerto Rico banks. Despite concerns about Puerto Rico’s economic and fiscal situation, including the Commonwealth’s May 3rd, 2017 bankruptcy filing under Title III of the Puerto Rico Oversight, Management and Economic Stability Act (“PROMESA”), for the first nine months of 2017 the price of Popular’s shares correlated to the movement of the mainland KRX. However, following the impact of Hurricane Maria in September, Popular’s share price was severely affected, closing the year at levels below our U.S. peers and the KRX. During the first eight weeks of 2018, Popular’s share price increased by 21%, while the aggregate share price of the KRX, our U.S. peers and other Puerto Rico peer banks rose by 4%, 8% and 20%, respectively.

CEO TRANSITION

As part of a planned leadership transition, Mr. Carrión, after 26 years as Chief Executive Officer (“CEO”), was appointed Executive Chairman of the Board of Directors. Ignacio Alvarez, who had been President and Chief Operating Officer since 2014, was named President and CEO. Both changes were effective July 1, 2017. To ensure a seamless transition of our CEO role, Mr. Carrión collaborates closely with our new CEO on corporate strategy, with emphasis on mergers and acquisitions, innovation and technology, social responsibility initiatives and government and client relations.

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EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS

Our executive compensation program is designed to motivate and reward performance, align executives with shareholder interests, promote building long-term shareholder value, attract and retain highly qualified executives and mitigate conduct that may promote excessive or unnecessary risk taking. Our program is premised upon:

PAY-FOR-PERFORMANCE

w	Focus on variable, incentive-based pay (62%-74% of total target NEO pay is performance-based)

w	Combination of short-term (cash) and long-term (equity) incentives

w	Equity awards promote performance and retention of high-performing talent

w	Total compensation opportunity targeted at median of our peer group

w	No special retirement or severance programs

w	Limited perquisites

STRONG GOVERNANCE

w	Incentive risk mitigation through balanced compensation design and strong internal control framework

w	No speculative transactions in Popular securities nor pledging of common stock (except for certain grandfathered loans)

w	Clawback guideline

w	Annual say-on-pay advisory vote

w	Independent compensation consultant

w	Compensation Governance Framework which includes internal guidelines covering compensation programs and incentive design

EXECUTIVE ALIGNMENT WITH LONG-TERM SHAREHOLDER VALUE

w	Stock ownership requirements

w	Extended equity vesting (including a portion at retirement)

w	Double-trigger equity vesting upon change in control

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2017 COMPENSATION PROGRAM AND PAY DECISIONS

For 2017, the total compensation paid to or earned by our NEOs was as follows:

Name and Principal Position	Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Richard L. Carrión Executive Chairman since July 1, 2017 (formerly Chief Executive Officer through June 30, 2017)	$1,300,000	$50,205	$2,100,000	$1,016,133	$170,591	$209,168	$4,846,097
Ignacio Alvarez President and Chief Executive Officer since July 1, 2017 (formerly President and Chief Operating Officer through June 30, 2017)	807,500	37,535	1,145,670	831,387	—	40,846	2,862,938
Carlos J. Vázquez Executive Vice President and Chief Financial Officer (“CFO”)	675,000	28,225	506,250	537,030	47,055	21,089	1,814,649
Javier D. Ferrer Executive Vice President and Chief Legal Officer (“CLO”)	550,000	22,932	412,500	437,953	—	13,639	1,437,078
Lidio V. Soriano Executive Vice President and Chief Risk Officer (“CRO”)	500,000	20,863	375,000	365,764	—	12,855	1,274,482
Eli S. Sepúlveda Executive Vice President Commercial Credit Group	450,000	18,905	337,500	363,050	58,418	22,342	1,250,215

BASE SALARY

Further to our CEO transition plan, changes in base pay were approved for Messrs. Carrión and Alvarez effective July 1, 2017. Upon assuming the Executive Chairman role, Mr. Carrión’s base pay was adjusted to $1,200,000 (14% reduction). Mr. Alvarez’s base salary was increased to $900,000 (26% increase) due to his promotion to the position of President and CEO.

SHORT-TERM ANNUAL CASH INCENTIVE

The short-term annual cash incentive is awarded based on the achievement of corporate results, individual goals and leadership competencies. In 2017, it had a target of 93.1% of base pay for Mr. Carrión, 95.6% for Mr. Alvarez (both prorated for the period before and after the organizational changes) and 80% of base pay for the other NEOs. Actual payouts can range from zero to 1.5 times the target award. After considering all incentive components, the Compensation Committee granted annual cash incentive awards at 78.2% of base pay for Mr. Carrión, 103.0% for Mr. Alvarez, 79.6% for Mr. Vázquez, 79.6% for Mr. Ferrer, 73.2% for Mr. Soriano and 80.7% for Mr. Sepúlveda.

LONG-TERM EQUITY INCENTIVE

The annual equity grant rewards performance and aligns the interests of our NEOs with those of our shareholders. One half of the target award consists of performance shares, with actual earned shares determined at the end of a 3-year performance period based on total shareholder return and earnings per share metrics. The other half of this award consists of restricted stock granted based on corporate and individual performance, with a vesting period. At the time of grant, in February 2017, the target incentive opportunity was 160% of base pay for Mr. Carrión, 100% of base pay for Mr. Alvarez and 80% of base pay for the other NEOs. The actual long-term incentive awards range from zero to 1.5 times the target award. The 2017 long-term incentive awards were granted considering our performance in 2016, during which we strengthened credit quality and capital levels even though our $358.1 million adjusted net income was below our budgeted $401.4 million. Upon consideration of the corporate and individual performance factors, the Compensation Committee granted equity awards in 2017 of 150% of base pay for Mr. Carrión, 93.8% for Mr. Alvarez and 75% for the other NEOs.

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Our executive compensation programs are discussed in more detail in the “Compensation Discussion and Analysis” and “2017 Executive Compensation Tables and Compensation Information” sections of this Proxy Statement.

PAY MIX IN THE COMPENSATION PROGRAM

Our executive compensation program focuses on the achievement of annual and long-term goals that generate sustained company performance and strong returns to our shareholders. As illustrated in the following chart, a significant portion of total target compensation is at-risk, subject to company and individual performance: 63% of total target compensation for the Executive Chairman, 74% for the President & CEO and 62% for the other NEOs.

PAY MIX IN THE EXECUTIVE COMPENSATION PROGRAM

Each element, at target, as a % of base pay

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CORPORATE GOVERNANCE

DIRECTORS AND EXECUTIVE OFFICERS

Corporate Governance

Our Board of Directors believes that high standards of corporate governance are an essential component of strengthening our corporate culture and embedding our institutional values in our day-to-day business operations. The Board’s Corporate Governance and Nominating Committee recommends to the Board the adoption of corporate governance guidelines to protect and enhance shareholder value and to set forth the principles as to how the Board, its various committees, individual directors and management should perform their functions. The Corporate Governance and Nominating Committee considers developments in corporate governance and periodically recommends to the Board changes to our corporate governance principles.

KEY CORPORATE GOVERNANCE FEATURES
Director Independence

Popular’s Corporate Governance Guidelines provide that at least two-thirds of the Board shall consist of independent directors. At present, all of our non-employee directors (eight of ten directors) are independent in accordance with the standards of The Nasdaq Stock Market (“NASDAQ”). Messrs. Carrión and Alvarez are our only employee directors and are not considered independent.

Majority Voting in Director Elections

Directors are elected by the affirmative vote of a majority of the shares represented at the annual meeting. An incumbent director not elected by the affirmative vote of a majority of the shares represented at the annual meeting must tender his or her resignation to the Board, which may accept or reject the director’s resignation.

Independent Lead Director	Currently, the Board has an Executive Chairman and a Lead Director. You can read about the respective roles and responsibilities of the Chairman and the Lead Director under “Board Leadership.”
Board Oversight of Risk Management	Popular’s Board has a significant role in risk oversight. You can read about the role of the Board in risk oversight under “Board Oversight of Risk Management.”
Succession Planning

The Compensation Committee annually reviews a management succession plan, developed by the CEO, to ensure an orderly succession of the CEO and executive officers in both ordinary course and emergency situations.

Director Retirement

Popular’s Corporate Governance Guidelines provide that directors may serve on the Board until the end of their term following their 72nd birthday, and may not be initially elected or re-elected after reaching age 72.

Stock Ownership

Within three years of their election, directors must hold Popular stock with a value equal to five times the annual Board retainer. Within five years of designation, the Executive Chairman and the President and CEO must hold Popular stock with a value equal to six times base pay and other executive officers must hold three times their base pay. Stock that has been pledged to secure certain grandfathered loans does not count towards meeting ownership requirements.

Restrictions on Pledging, Hedging and Speculative Transactions

Popular’s directors and executive officers are prohibited from pledging Popular’s common stock as collateral for loans, except with respect to certain grandfathered loans that were outstanding on December 11, 2015 or their refinancings. Directors and executive officers are not allowed to engage in speculative transactions such as hedging and monetization transactions, using Popular’s securities.

Annual Board and Committee Self-Assessments	The Board and each committee conduct annual self-evaluations to determine whether they are functioning effectively.
Executive Sessions of Non-Management Directors	Popular’s independent directors hold executive sessions without Popular’s management after each regularly scheduled in-person Board meeting.
Limits on Board Service

To ensure that Directors have sufficient time to devote to their responsibilities on Popular’s Board, Popular’s Corporate Governance Guidelines contain a policy about other directorships. Directors who also serve as CEOs of public companies should not serve on more than one public company board in addition to Popular’s Board, and other directors should not serve on more than four public company boards in addition to Popular’s Board. In addition, members of the Audit Committee may not serve on more than three public company audit committees, including Popular’s Audit Committee, without prior Board approval.

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BOARD OF DIRECTORS’ INDEPENDENCE

Popular’s Corporate Governance Guidelines provide that at least two-thirds of the Board shall consist of directors who the Board has determined have no material relationship with Popular and who are otherwise “independent” under the director independence standards of NASDAQ. The Board, with the assistance of the Corporate Governance and Nominating Committee, conducts an annual review of any relevant business relationships that each director may have with Popular and whether each director meets the independence standards of NASDAQ. The Board has determined that all of its directors and nominees, except for Messrs. Carrión and Alvarez, have no material relationship with Popular and meet the independence standards of NASDAQ.

As part of the process to determine Ms. Ferré’s independence, the Board considered payments made by Popular in the ordinary course of business to various entities related to Ms. Ferré in connection with advertising activities of Popular and its affiliates and determined that these business relationships are not material and did not impair the ability of Ms. Ferré to act independently.

BOARD LEADERSHIP

Each year, the Board evaluates whether Popular’s leadership structure is in the best interest of Popular. The Board does not have a policy on whether the Chairman and CEO positions should be separate or combined. Mr. Carrión served as Popular’s Chairman and CEO from 1994 to July 1, 2017, when the CEO and President positions were consolidated in Mr. Alvarez and Mr. Carrión assumed the position of Executive Chairman. In his role as Executive Chairman, Mr. Carrión continues to collaborate with Mr. Alvarez on corporate strategy, government and client relations and social responsibility initiatives. The Board could in the future decide to consolidate the Chairman and CEO positions if it determines that doing so would serve the best interests of the Corporation.

Popular’s Corporate Governance Guidelines require the designation of a Lead Director when the Chairman of the Board is not an independent director. The Lead Director is an independent director elected annually by a majority of the independent members of the Board. On February 23, 2018 Mr. Teuber was reappointed as the Lead Director. The Corporate Governance Guidelines provide that the Lead Director will have the responsibilities listed below.

Lead Director Responsibilities

✓	Preside over all meetings of the Board at which the Chairman is not present.

✓	Preside over executive sessions of the independent directors.

✓	Act as liaison between the independent directors and the Chairman.

✓	Have authority to call meetings of independent directors.

✓

Assist the other independent directors by ensuring that independent directors have adequate opportunities to meet in executive sessions and communicate to the Chairman, as appropriate, the results of such sessions and other private discussions among outside directors.

✓	Assist the Chairman and the remainder of the Board in assuming effective corporate governance in managing the affairs of the Board.

✓	Serve as the contact person to facilitate communications requested by major shareholders with independent members of the Board.

✓	Approve, in collaboration with the Chairman, meeting agendas and information sent to the Board.

✓	Approve, in collaboration with the Chairman, meeting schedules to assure that there is sufficient time for discussion of all agenda items.

✓	Serve temporarily as Chairman of the Board and the Board’s spokesperson if the Chairman is unable to act.

✓	Interview Board candidates.

✓	Recommend to the Corporate Governance and Nominating Committee nominees to Board committees and sub-committees as may come to the Lead Director’s attention.

✓	Ensure the Board works as a cohesive team.

✓	Be available for consultation and direct communication upon request of major shareholders.

✓	Make such recommendations to the Board as the Lead Director may deem appropriate for the retention of consultants who will report to the Board.

✓	Retain consultants, with the approval of the Board, as the Lead Director and the Board deem appropriate.

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DIRECTOR CONTINUING EDUCATION

Popular encourages directors to participate in continuing director education programs. To assist the Board in remaining current with its duties, committee responsibilities and the many important developments impacting our business, Popular participates in the Corporate Board

Member’s Board Leadership Program. This program offers our directors access to a wide range of in-person, peer-based and webinar educational programs on corporate governance, committee duties, board leadership and industry developments.

BOARD MEETINGS AND EXECUTIVE SESSIONS

The Board met 14 times during 2017. Each director attended 75% or more meetings of the Board and the meetings of committees of the Board on which each such director served. While Popular has not adopted a formal policy with respect to directors’ attendance at the meetings of shareholders, Popular encourages directors to attend all meetings. All of Popular’s directors attended the 2017 annual meeting of shareholders and all directors are expected to attend the 2018 annual meeting. The Corporate Governance Guidelines require the independent directors to meet in executive session once every in-person regularly scheduled Board meeting. During 2017, the independent directors held executive sessions without Popular’s management after each regularly scheduled in-person Board meeting.

BOARD SELF-ASSESSMENT

Our Board conducts an annual self-assessment aimed at improving its performance. As part of such assessment, each director completes a written questionnaire that is designed to gather suggestions for improving Board effectiveness and solicit feedback on a wide range of issues, including:

•	Board and committee composition, structure and operations;

•	Board dynamics and standards of conduct;

•	adequacy of materials and information provided;

•	access to management; and

•	Board effectiveness and accountability.

Each of the four standing Board committees also conducts its own written annual self-assessment, which generally includes issues such as:

•	responsibilities and organization of the committee, including adequacy of its charter;
•	operations of the committee;

•	adequacy of materials and information provided; and

•	assessment of the committee’s performance.

Responses to the Board and committee self-assessments, including written comments, are tabulated to show trends since prior years. Responses are not attributed to individual directors in order to promote openness and transparency. The Board self-assessment report is discussed by the Corporate Governance and Nominating Committee and then the Chair of the Corporate Governance and Nominating Committee leads the discussion with the full Board. The committee self-assessment reports are discussed at each committee, followed by a discussion with the full Board led by the Committee Chair. The Corporate Governance and Nominating Committee annually discusses the format and process to be used to carry out the Board and committee self-assessment.

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COMMITTEES OF THE BOARD

The Board has four standing Committees: an Audit Committee, a Corporate Governance and Nominating Committee, a Risk Management Committee and a Compensation Committee. All committees operate under written charters which are posted in our website under the heading Corporate Governance at www.popular.com/en/investor-relations/. The following highlights some of the key responsibilities of each standing committee as well as information about committee members and their independence, number of meetings in 2017 and last charter revision date, among others. For additional information on the role of certain of the standing committees in connection with risk oversight, please see the “Board Oversight of Risk Management” section of this Proxy Statement.

AUDIT COMMITTEE

Members:

Alejandro M. Ballester

John W. Diercksen

C. Kim Goodwin

William J. Teuber, Jr. (Chair)

Carlos A. Unanue

Independence:

Each member of the committee is independent

Audit Committee

Financial Expert:

Messrs. Teuber and Diercksen and Ms. Goodwin are Audit Committee Financial Experts as defined by SEC rules

Meetings in 2017: 11 meetings of which 8 were devoted to the discussion of earnings releases, Form 10-K and Form 10-Q filings

Charter last revised:

December 14, 2017

Primary Responsibilities:

Assists the Board in its oversight of:

• the outside auditors’ qualifications, independence and performance;

• the performance of Popular’s internal audit function;

• the integrity of Popular’s financial statements, including overseeing the accounting and financial processes, principles and policies, the effectiveness of internal controls over financial reporting and the audits of the financial statements; and

• compliance with legal and regulatory requirements.

In addition, the Audit Committee issues a report, as required by the U.S. Securities and Exchange Commission (the “SEC”) rules, for inclusion in Popular’s annual proxy statement. The Audit Committee was established in accordance with the requirements of the Securities Exchange Act of 1934.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Members:

Joaquín E. Bacardí, III

Alejandro M. Ballester (Chair)

Maria Luisa Ferré

William J. Teuber, Jr.

Independence:

Each member of the committee is independent

Meetings in 2017: 5

Charter last revised:

January 26, 2018

Primary Responsibilities:

The Corporate Governance and Nominating Committee is responsible for:

• exercising general oversight with respect to the governance of the Board;

• identifying and recommending individuals qualified to become Board members and recommending director nominees and committee members to the Board;

• reviewing and reporting to the Board on matters of corporate governance and developing and recommending to the Board a set of corporate governance principles applicable to Popular;

• leading the Board and assisting its committees in the annual assessment of their performance; and

• recommending to the Board the form and amount of compensation for Popular’s directors.

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RISK MANAGEMENT COMMITTEE

Members:

Joaquín E. Bacardí, III

John W. Diercksen

David E. Goel

C. Kim Goodwin (Chair)

William J. Teuber, Jr.

Independence:

Each member of the committee is independent

Meetings in 2017: 11

Charter last revised:

January 26, 2018

Primary Responsibilities:

Assists the Board in the oversight of:

•   Popular’s overall risk management framework; and

•   the monitoring, review and approval of the policies and procedures that measure, limit and manage Popular’s main risks, including operational, liquidity, interest rate, market, legal, compliance and credit risks.

COMPENSATION COMMITTEE

Members:

David E. Goel

Maria Luisa Ferré (Chair)

William J. Teuber, Jr.

Carlos A. Unanue

Independence:

Each member of the committee is independent

Meetings in 2017: 5

Charter last revised:

December 14, 2017

Primary Responsibilities:

Discharges the Board’s responsibilities, subject to review by the full Board, relating to:

•   compensation of Popular’s Executive Chairman, CEO and all other executive officers;

•   adoption of policies that govern Popular’s compensation and benefit programs;

•   overseeing plans for executive officer development and succession;

•   overseeing, in consultation with management, compliance with federal, state and local laws as they affect compensation matters;

•   considering, in consultation with the CRO, whether the incentives and risks arising from the compensation plans for all employees are reasonably likely to have a material adverse effect on Popular and taking necessary actions to limit any risks identified as a result of the risk-related reviews; and

•   reviewing and discussing with management the Compensation Discussion and Analysis Section for Popular’s annual proxy statement in compliance with and to the extent required by applicable law, rules and regulations.

Compensation Committee Interlocks and Insider Participation:

None of the members of the Compensation Committee is or has been an officer or employee of Popular. In addition, none of our executive officers is, or was during 2017, a member of the board of directors or compensation committee (or other committee serving an equivalent function) of another company that has, or had during 2017, an executive officer serving as a member of our Compensation Committee. Other than as disclosed in the “Certain Relationships and Transactions” section of this Proxy Statement, none of the members of the Compensation Committee had any relationship with Popular requiring disclosure under Item 404 of Regulation S-K.

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MEMBERSHIP IN BOARD COMMITTEES

	Name	Audit	Compensation	Corp. Gov. & Nominating	Risk
Class 1	Ignacio Alvarez
Alejandro M. Ballester
Richard L. Carrión
Carlos A. Unanue
Class 2	Joaquín E. Bacardí, III
John W. Diercksen
David E. Goel
Class 3	Maria Luisa Ferré
C. Kim Goodwin
William J. Teuber, Jr. (Lead Director)

Member	Chair	Financial Expert

BOARD OVERSIGHT OF RISK MANAGEMENT

While management has primary responsibility for managing risk, the Board has a significant role in the risk oversight of Popular. The Board performs its risk oversight functions directly and through several Board committees, each of which oversees the management of risks that fall within its areas of responsibility, as described below. In discharging their responsibilities, Board committees have full access to management and independent advisors as they deem necessary or appropriate. Whenever it is deemed appropriate, management gives presentations to the full Board in connection with specific risks, such as those related to compliance and information security, among others. The principal roles and responsibilities of the Board committees in the oversight of risk management are described below:

Risk Management Committee

Responsibilities:

•   Review, approve and oversee management’s implementation of Popular’s risk management program and related policies,  procedures  and controls to measure, limit and manage Popular’s risks, including operational, liquidity, interest rate, market, legal,  compliance and credit risks, while taking into consideration their alignment with Popular’s strategic and capital plans.

•   Review and approve Popular’s capital plans.

•   Review and discuss with management Popular’s major financial risk exposures and the steps taken by management to monitor and  control such exposures.

•   Review and receive reports on selected risk topics as management or the committee may deem appropriate.

•   After each meeting, report to the full Board regarding its activities.

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Audit Committee

Responsibilities:

•   Oversight of accounting and financial reporting principles and policies, internal controls and procedures, and controls over financial  reporting.

•   Review reports from management, independent auditors, internal auditors, compliance group, legal counsel, regulators and outside  experts, as considered appropriate, that include risks Popular faces and Popular’s risk management function.

•   Evaluate and approve the annual risk assessment of the Internal Audit Division, which identifies the areas to be included in the annual  audit  plan.

•   After each meeting, report to the full Board regarding its activities.

Compensation Committee

Responsibilities:

•   Establish Popular’s executive compensation and other incentive-based compensation programs, taking into account the risks to Popular  that such programs may pose.

•   Periodically evaluate, in consultation with the CRO, whether the incentives and risks arising from Popular’s compensation plans for all  employees are likely to have a material adverse effect on Popular.

•   Take such action as the Committee deems necessary to limit any risks identified as a result of the risk-related reviews.

•   After each meeting, report to the full Board regarding its activities.

NOMINATION OF DIRECTORS

The Corporate Governance and Nominating Committee Charter provides that, in nominating candidates, the Committee will take into consideration such factors as it deems appropriate, which may include judgment, skill, diversity, experience with business and other organizations, the interplay of the candidate’s experience with the experience of the existing Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. In practice, the Board has determined that for a community-based financial institution such as Popular it is more important to look for candidates with broad management experience than for persons with a specific skill set. Collectively, the members of our Board embody a range of viewpoints, backgrounds and expertise.

The Corporate Governance and Nominating Committee will consider candidates for director who are recommended by its members, by other Board members, by management, and by shareholders. There are no differences in the manner in which the Corporate Governance and Nominating Committee will evaluate nominees for director in the event the nominee is recommended by a shareholder. There were no nominees for director recommended by shareholders for consideration by the Corporate Governance and Nominating Committee for election at the 2018 meeting. Shareholders who wish to submit nominees for director for consideration by the Corporate Governance and Nominating Committee for election at Popular’s 2019 annual meeting of shareholders may do so as set forth under “General Information About the Meeting—Shareholder Proposals.”

Under Popular’s Corporate Governance Guidelines, the Board should, based on the recommendations of the Corporate Governance and Nominating Committee, select new nominees for the position of independent director by considering the criteria outlined below:

   Criteria for Nomination

✓	Personal qualities and characteristics, accomplishments and reputation in the business community.

✓	Current knowledge and contacts in the communities in which Popular does business and in Popular’s industry or other industries relevant to Popular’s business.

✓	Ability and willingness to commit adequate time to Board and committee matters.

✓	The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of Popular.

✓	Diversity of viewpoints, background, experience and other demographic factors.

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BOARD DIVERSITY

The Corporate Governance and Nominating Committee does not have a specific diversity policy with respect to the director nomination process. Rather, the Committee considers diversity in the broader sense of how a candidate’s viewpoints, experience, skills, background and other demographics could assist the Board in light of the Board’s composition at the time. The Board believes that each director contributes to the overall diversity by providing a variety of personal and professional experiences and backgrounds. The Board believes that, as shown below, the current directors and nominees reflect an appropriate diversity of gender, age, race, geographical background and experience and are committed to considering diversity issues in evaluating the composition of the Board.

DIRECTORS’ EXPERIENCE AND SKILLS

The main skills and experience of our director nominees are presented below:

Global Business Experience	Senior Management and Leadership Experience	Business Operation Experience	Financial, Investment and M&A

Audit and Risk Oversight Experience	Financial Expertise/ Literacy	Marketing and Media Communications	Telecommunications

Technology Systems Experience	Public Company Governance Experience	Distribution and Sales	Knowledge and Understanding of Popular’s Main Markets

80% are female or ethnically diverse 1 is African-American 6 are Hispanic 1 is Asian 2 are women Tenure Years of Service 0-5 6-10 11-15 >15 Average tenure: 9.5 yrs. Independence 80% Independent (all directors are independent except the Executive Chairman and the CEO and President) Age Retirement Age: 72 Average Age: 57 0 2 4 6 46-50 51-55 56-60 61-65 66-70

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SUCCESSION PLANNING

Popular’s Board recognizes that one of its most important duties is to ensure senior leadership continuity by overseeing the development of executive talent and planning for the efficient succession of the CEO and other executive officers. The Board has delegated primary responsibility for succession planning to the Compensation Committee. The Compensation Committee reviews annually a management succession plan, developed by the CEO, and reports annually to the Board on the management succession plan. The principal components of this plan are: (1) a proposed plan for emergency CEO succession, (2) a proposed plan for CEO succession in the ordinary course of business, and (3) the CEO’s plan for management succession for the other policy-making officers of Popular. The succession plan includes an assessment of the experience, performance, skills and planned career paths for possible candidates within the senior management team. Development initiatives supporting the succession plan include job enhancements and rotations, the Popular Leadership Academy, specialized external trainings and competency assessments.

CODE OF ETHICS

The Board has adopted a Code of Ethics to be followed by Popular’s employees, officers (including the Executive Chairman, President and CEO, CFO and Corporate Comptroller) and directors to achieve conduct that reflects our ethical principles. Directors, NEOs, executive officers and employees are required to read and comply with the Code. Popular requires that all new employees take Code training shortly after their start date and also provides periodic Code training to all employees. All employees must certify annually that they have read the Code and complete a declaration on possible conflicts of interest. In addition, other persons performing services for Popular by contract or other agreement may be subject to the Code of Ethics for Service Providers.

The Code provides that any waivers for NEOs, executive officers or directors may be made only by the independent members of the Board and must be promptly disclosed to the shareholders.

During 2017, Popular did not receive nor grant any request from directors, NEOs or executive officers for waivers under the provisions of the Code. The Code was last revised on September 27, 2017 and is available on the Corporate Governance section of Popular’s website at www.popular.com/en/investor-relations/. Popular will post on its website any amendments to the Code and any waivers to the Executive Chairman, President and CEO, the CFO, the Corporate Comptroller or directors.

Popular expects employees to report behavior that concerns them or that may represent a violation of the Code. Popular offers several channels by which employees may raise an issue or concern, including any actual or potential violations of the Code. One such method is EthicsPoint, a website and telephone hotline that is available 24/7. EthicsPoint reports can be submitted anonymously.

COMMUNICATION WITH THE BOARD

Any shareholder who desires to contact the Board or any of its members may do so by writing to:

Popular, Inc., Board of Directors (751),

P.O. Box 362708, San Juan, PR 00936-2708

Alternatively, a shareholder may contact the Audit Committee or any of its members telephonically by calling the toll-free number (866) 737-6813 or electronically through www.popular.com/ethicspoint-en.

Popular’s CLO and Secretary reviews all correspondence addressed to the Board or any of its members and provides the Board with copies of all communications that deal with the functions of the Board or its committees, or that otherwise require Board attention. Communications received by the Audit Committee that are not related to accounting or auditing matters may, in its discretion, be forwarded by the Audit Committee or any of its members to other committees of the Board or Popular’s management for review.

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WHERE TO FIND MORE INFORMATION ON GOVERNANCE

Popular maintains a corporate governance section on its website at www.popular.com/en/investor-relations/ where investors may find copies of its   principal governance documents. The corporate governance section of Popular’s website contains, among others, the following documents:

✓	Code of Ethics	✓	Risk Committee Charter
✓	Audit Committee Charter	✓	Corporate Governance Guidelines
✓	Corporate Governance and Nominating Committee Charter	✓	Insider Trading Policy
✓	Compensation Committee Charter

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Directors and Executive Officers

NOMINEES FOR ELECTION AS DIRECTORS AND OTHER DIRECTORS

Information relating to director’s participation in Popular’s committees, age, principal occupation, business experience during the past five years (including positions held with Popular or its subsidiaries and the period during which each director has served in such capacity), directorships and qualifications is set forth below. All of Popular’s directors are also directors of the following subsidiaries of Popular: Banco Popular de Puerto Rico (“BPPR”), Popular North America, Inc. and Banco Popular North America, which operates under the name Popular Community Bank.

NOMINEES FOR ELECTION – CLASS 1 DIRECTORS (TERMS EXPIRING 2018)

Director since July 2017 Age 59

IGNACIO ALVAREZ

BACKGROUND

Chief Executive Officer of Popular, BPPR and Popular Community Bank since July 2017. President of Popular, BPPR and Popular Community Bank since October 2014 and Chief Operating Officer of Popular and BPPR from October 2014 to July 2017. Executive Vice President and Chief Legal Officer of Popular from June 2010 to September 2014. President and CEO of Popular North America, Inc. and other direct and indirect wholly-owned subsidiaries of Popular. Director of Popular since July 2017 and of BPPR and Popular Community Bank since October 2014. Member of the Board of Trustees of Fundación Banco Popular, Inc. and of Popular Community Bank Foundation, Inc. since November 2015.

QUALIFICATIONS

Prior to joining Popular in 2010 as Chief Legal Officer, Mr. Alvarez was one of the six founding partners of the law firm Pietrantoni Méndez & Alvarez LLC, one of Puerto Rico’s principal law firms. During his 27 years in private law practice, his main areas of expertise included banking, corporate and commercial law, corporate and public finance law, securities and capital markets. As President and Chief Operating Officer, Mr. Alvarez demonstrated his solid strategic and analytical skills, understanding of the markets in which we operate, business acumen and strength as a leader, delivering positive results in our Puerto Rico business despite challenging conditions and overseeing the repositioning of our operations in the United States. Mr. Alvarez’s understanding of the Corporation and excellent business skills, as well as his background as an attorney with vast experience on corporate matters, including regulatory and corporate governance, have proven to be a great asset.

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Director since 2010 Age 51 Committees • Audit • Corporate Governance & Nominating (Chair)

ALEJANDRO M. BALLESTER

BACKGROUND

President of Ballester Hermanos, Inc., a major food and beverage distributor in Puerto Rico, since 2007.

QUALIFICATIONS

Mr. Ballester has a comprehensive understanding of Puerto Rico’s consumer products and distribution industries acquired through over 27 years of experience at Ballester Hermanos, Inc., a privately-owned business dedicated to the importation and distribution of grocery products, as well as beer, liquors and wine for the retail and food service trade in Puerto Rico. As of December 31, 2017, Ballester Hermanos had approximately $118 million in assets and annual revenues of approximately $320 million. Mr. Ballester is familiar with the challenges faced by family-owned businesses, which constitute an important market segment for Popular’s commercial banking units. He has proven to be a successful entrepreneur establishing the food service division of Ballester Hermanos in 1999, which today accounts for 35% of the firm’s revenues. During 2009, he was a director of the Government Development Bank for Puerto Rico and member of its audit and investment committees where he obtained experience in overseeing a variety of fiscal issues related to various government agencies, instrumentalities and municipalities. The experience, skills and understanding of the Puerto Rico economy and government financial condition acquired by Mr. Ballester have been of great value to the Board.

Director since 1991 Age 65 Chairman since 1993 Executive Chairman since July 2017

RICHARD L. CARRIÓN

BACKGROUND

Executive Chairman of Popular since July 2017. CEO of Popular from 1994 to June 2017 and President from 1991 to January 2009 and from May 2010 to September 2014. Executive Chairman of BPPR since July 2017, Chairman since 1993 and CEO from 1989 to June 2017. President of BPPR from 1985 to 2004 and from May 2010 to September 2014. Chairman and CEO, until June 2017, of Popular North America, Inc. and other direct and indirect wholly-owned subsidiaries of Popular. Executive Chairman of BPNA since July 2017 and Chairman since 1998. Director of the Federal Reserve Bank of New York from January 2008 to December 2015. Chairman of the Board of Trustees of Fundación Banco Popular, Inc. since 1991. Chairman and Director of Popular Community Bank Foundation, Inc. since 2005. Member of the Board of Directors of Verizon Communications, Inc. since 1995. Member of the International Olympic Committee since 1990 and Chairman of the International Olympic Committee Finance Commission from 2002 to 2013. Managing Member of RCA3 Investments, LLC, an entity engaged in financial consulting since October 2017. Chairman of the Board of Vall Banc, an Andorra-based bank, since October 2017. Member of the of the Supervisory Board of NIBC Holding N.V. and NIBC Bank N.V., both entities engaged in banking in the Netherlands, since September 2017.

QUALIFICATIONS

Mr. Carrión’s 42 years of banking experience, 33 heading Popular, Puerto Rico’s largest financial institution, give him a unique level of knowledge of the Puerto Rico financial system. Mr. Carrión is a well-recognized leader with a vast knowledge of the Puerto Rico economy, and is actively involved in major efforts impacting the local economy. His knowledge of the financial industry led him to become a director of the Federal Reserve Bank of New York for eight years.

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Director since 2010 Age 54 Committees • Compensation • Audit

CARLOS A. UNANUE

BACKGROUND

President of Goya de Puerto Rico, Inc. since 2003 and of Goya Santo Domingo, S.A. since 1994, food processors and distributors.

QUALIFICATIONS

Mr. Unanue has 31 years of experience at Goya Foods, Inc., a privately-held family business with operations in the United States, Puerto Rico, Spain and the Dominican Republic that is dedicated to the sale, marketing and distribution of Hispanic food, as well as to the food processing and canned food manufacturing business. Through his work with Goya Foods, Mr. Unanue has developed a profound understanding of Popular’s two main markets, Puerto Rico and the United States. His experience in distribution, sales and marketing has provided him with the knowledge and experience to contribute to the development of Popular’s business strategy, while his vast experience in management at various Goya entities has allowed him to make valuable contributions to the Board in its oversight functions.

CLASS 2 DIRECTORS (TERMS EXPIRING 2019)

Director since 2013 Age 52 Committees • Corporate Governance & Nominating • Risk

JOAQUÍN E. BACARDÍ, III

BACKGROUND

Chairman and majority shareholder of Edmundo B. Fernández, Inc., a privately held producer and distributor of rum since November 2017. Private investor since 2016. President and Chief Executive Officer of Bacardi Corporation, a privately held business and major producer and distributor of rum and other spirits, from April 2008 to April 2016.

QUALIFICATIONS

On November 2017, Mr. Bacardí completed the acquisition of Edmundo B. Fernández, Inc., a 137 year old privately owned rum company. Mr. Bacardí has extensive experience in the development and implementation of international marketing, sales and distribution strategies acquired throughout more than 24 years at various Bacardi companies and 3 years as Product Manager of Nestlé of Puerto Rico. As President and Chief Executive Officer of Bacardi Corporation, Mr. Bacardí directed and managed all business operations with full profit and loss responsibilities and government relations for Bacardi in the Caribbean, Mexico, Central and South America. Prior to becoming President and Chief Executive Officer of Bacardi Corporation, Mr. Bacardí held positions in various Bacardi enterprises where, among other things, he was responsible for the development of all global communication strategies for Bacardi Limited’s whisky portfolio, with total sales of approximately $400 million, and supervision of marketing for all Bacardi brands globally. Mr. Bacardí’s vast experience in business operations in Puerto Rico and across various international markets, as well as his expertise in global communication strategies, have been of great benefit to the Board.

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Director since 2013 Age 68 Committees • Audit (Financial Expert) • Risk

JOHN W. DIERCKSEN

BACKGROUND

Principal of Greycrest, LLC, a privately-held financial and operational advisory services company, since October 2013. Chief Executive Officer of Beachfront Wireless LLC, a privately-held investment entity organized to participate in a Federal Communications Commission airwaves auction, from December 2015 to November 2016, when it was sold. Senior Advisor at Liontree Investment Advisors, an investment banking firm, since April 2014. Executive Vice President of Verizon Communications, Inc. from January 2013 to September 2013. Director of Harman International Industries, Incorporated, an audio and infotainment equipment company, from June 2013 to June 2017, when it was sold, Intelsat, S.A., a communications satellite services provider, since September 2013 and Cyxtera Technologies, an entity that provides data center services, since May 2017.

QUALIFICATIONS

Mr. Diercksen has 29 years of experience in the communications industry. During his tenure at Verizon, a global leader in delivering consumer, enterprise wireless and wire line services, as well as other communication services, Mr. Diercksen was responsible for key strategic initiatives related to the review and assessment of potential mergers, acquisitions and divestitures and was instrumental in forging Verizon’s strategy of technology investment and repositioning its assets. He possesses a vast experience in matters related to corporate strategy, mergers, acquisitions and divestitures, business development, venture investments, strategic alliances, joint ventures and strategic planning. Mr. Diercksen’s extensive senior leadership experience, together with his financial and accounting expertise, position him well to advise the Board and senior management on a wide range of strategic and financial matters.

Director since 2012 Age 48 Committees • Compensation • Risk

DAVID E. GOEL

BACKGROUND

Co-Founder and Managing General Partner of Matrix Capital Management Company, LP since 1999. Member of the Board of Directors of Univision Communications, Inc., a privately held media company, since January 2014 and of Adaptive Biotechnologies, Inc., a privately held company specializing in T-cell sequencing and immunotherapy since August 2016. Trustee of Philips Exeter Academy since 2013, of the Museum of Fine Arts, Boston, since 2010 and of The Winsor School, in Boston, Massachusetts, since April 2016.

QUALIFICATIONS

During his 25-year career as a fundamentals-focused value investor, Mr. Goel has developed a comprehensive understanding of corporate finance, venture capital and public investing. Having founded Matrix Capital Management in 1999, Mr. Goel has built an 19-year investment track record. Through sound and responsible investing for the Matrix Fund, he gained valuable insight into global financial markets and corporate best practices. His experience in the investment management industry allows him insight into the needs of the financial services business, providing extensive knowledge of risk management and corporate governance to the Board. Mr. Goel’s service as a fund manager, trustee, and board member of other organizations provides him with a unique expertise and global perspective to assist the Board with its oversight of Popular.

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CLASS 3 DIRECTORS (TERMS EXPIRING 2020)

Director since 2004 Age 54 Committees • Compensation(Chair) • Corporate Governance & Nominating

MARIA LUISA FERRÉ

BACKGROUND

President and CEO of FRG, Inc., a diversified family holding company with leading operations in media, real estate, contact centers and distribution in Puerto Rico, the United States and Chile, since 2001. Member of the Board of Directors of GFR Media, LLC since 2003 and Chair from 2006 to February 2016. Publisher of El Nuevo Día, Puerto Rico’s most widely read and influential newspaper, and Primera Hora since 2006. Member of the Board of Directors of W.R. Berkley Corporation, an insurance holding company, since May 2017. President and Trustee of The Luis A. Ferré Foundation, Inc. since 2003. Trustee and Vice President of the Ferré Rangel Foundation, Inc. since 1999. President of the Board of Directors of Multisensory Reading Center of PR, Inc. since 2012. Member of the Latin American Caribbean Fund of The Museum of Modern Art since 2013 and of the Smithsonian National Board since 2017. Member of the Board of Directors of Endeavor Puerto Rico since January 2018 and of the Advisory Board of Boys & Girls Club of Puerto Rico since 2017.

QUALIFICATIONS

Ms. Ferré has 16 years of experience as the President and CEO of FRG, Inc., the largest communications and media group in Puerto Rico, with consolidated assets of approximately $310 million and annual net revenues of approximately $189 million as of December 31, 2017. She holds positions as director and officer of numerous entities related to FRG, Inc. She also serves as director and trustee of philanthropic and charitable organizations related to fine arts and education. As a result of these experiences, Ms. Ferré possesses a deep understanding of Popular’s main market and has developed management and oversight skills that allow her to make significant contributions to the Board. She also provides thoughtful insight regarding the communications needs of Popular.

Director since 2011 Age 58 Committees • Risk (Chair) • Audit (Financial Expert)

C. KIM GOODWIN

BACKGROUND

Private investor since 2008. Non-executive director of PineBridge Investments, LLC, a global asset management boutique with over $88 billion in assets under management, since May 2011, and Chair of its Audit Committee. Director of Akamai Technologies, Inc., a technology and Internet corporation, from October 2008 to May 2013, and prior to that from January 2004 to November 2006, and member of the Audit Committee from 2004 to 2006 and from 2008 to 2011. Trustee-Director of various equity funds within the Allianz Global Investors family of funds from June 2010 to October 2014.

QUALIFICATIONS

Ms. Goodwin’s experience as chief investment officer at several global financial services firms provides the Board with insight into the perspective of institutional investors. Her analytical skills and understanding of global financial markets have proved to be valuable assets. As Head of Equities at Credit Suisse Asset Management from 2006 to 2008, Ms. Goodwin oversaw enterprise risk functions for her global department. Through her experiences as a member of the Audit Committee of Akamai Technologies, Chair of the Audit Committee of PineBridge Investments and Chair of Popular’s Risk Management Committee, Ms. Goodwin has developed profound knowledge of the risks related to our business. She has also developed expertise in identifying, assessing and managing risk exposure, successfully leading the Board’s efforts on risk oversight. Finally, Ms. Goodwin also provides Popular with valuable insight regarding the use of technology by financial firms.

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Director since 2004 Age 66 Lead Director Committees • Audit (Chair and Financial Expert) • Risk • Compensation • Corporate Governance & Nominating

WILLIAM J. TEUBER, JR.

BACKGROUND

Private investor since October 2016. Senior Operating Principal of Bridge Growth Partners, LLC, a private equity firm, since November 2016. Vice Chairman of EMC Corporation, a provider of information technology infrastructure solutions, from May 2006 to September 2016, when Dell Technologies acquired the company. Director of CRH Plc, a global diversified building materials group based in Ireland, since March 2016. Director of Inovalon Holdings, Inc., a provider of data driven healthcare solutions, since April 2013.

QUALIFICATIONS

Mr. Teuber has significant financial and financial reporting expertise, which he acquired as a Partner in Coopers & Lybrand LLP from 1988 to 1995 and then as Chief Financial Officer of EMC Corporation from 1996 to 2006. At EMC he demonstrated vast management and leadership skills as he led EMC’s worldwide finance operation and was responsible for all of its financial planning and reporting, balance sheet management, foreign exchange, audit, tax, treasury, investment banking, governance and investor relations function. As Vice Chairman of EMC, he focused on strategy and business development in emerging markets, assisted with government relations and worked closely with the Board of Directors. In addition, he worked closely with EMC’s Chairman, President and CEO in the day to day management of EMC as well as with the company’s executive team to develop future leaders of the company. Mr. Teuber’s significant financial and accounting expertise, vast management experience and skills developed throughout the years that he provided strategic direction at a multinational public company provide the Board with invaluable insight and a unique global perspective.

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EXECUTIVE OFFICERS

The following information sets forth the names of our executive officers, their age, business experience and directorships during the past five years, as well as the period during which each such person has served as executive officer of Popular.

RICHARD L. CARRIÓN

AGE: 65

Mr. Carrión has been Chairman of the Board since 1993. He has served as Executive Chairman of Popular since July 2017, as CEO from 1994 to June 2017 and as President from 1991 to January 2009 and from May 2010 to September 2014. For additional information, please refer to the “Nominees for Election as Directors and Other Directors” section of this Proxy Statement.

IGNACIO ALVAREZ

AGE: 59

Mr. Alvarez has been Chief Executive Officer of the Corporation since July 2017 and President and Chief Operating Officer since October 2014. Prior to that he was Executive Vice President and Chief Legal Officer of Popular from June 2010 to September 2014. For additional information, please refer to the “Nominees for Election as Directors and Other Directors” section of this Proxy Statement.

CAMILLE BURCKHART

AGE: 38

Ms. Burckhart has been Executive Vice President and Chief Information and Digital Officer of Popular since July 2015. Prior to becoming Executive Vice President, Ms. Burckhart was the Senior Vice President in charge of the Technology Management Division from December 2010 to June 2015. She has been a member of the Board of Directors of Nuestra Escuela since August 2016.

LUIS E. CESTERO

AGE: 44

Mr. Cestero has been Executive Vice President of BPPR in charge of the Retail Banking Group since July 2017. Prior to becoming Executive Vice President, Mr. Cestero was the Senior Vice President in charge of Retail Banking Administration from May 2009 to June 2017.

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MANUEL CHINEA

AGE: 52

Mr. Chinea has been Executive Vice President of Popular since January 2016 and Chief Operating Officer of Popular Community Bank since February 2013. Prior to becoming Chief Operating Officer of Popular Community Bank, from April 2012 to January 2013, he was Executive Vice President and Chief Marketing and Product Executive at CertusBank. He has served as a Member of the Board of Trustees of Popular Community Bank Foundation, Inc. since October 2013, member of the Board of Directors of the Hispanic Federation, since June 2016 and member of the Board of Junior Achievement New York since October 2017

JAVIER D. FERRER

AGE: 56

Mr. Ferrer has been the Executive Vice President, Chief Legal Officer and Secretary of the Board of Directors of Popular since October 2014 and a Director of BPPR since March 2015. Prior to joining Popular, Mr. Ferrer was a Partner at Pietrantoni Méndez & Alvarez LLC, a San Juan, Puerto Rico based law firm, were he worked from September 1992 to December 2012 and from August 2013 to September 2014. From January 2013 to July 2013, Mr. Ferrer served as President of the Government Development Bank for Puerto Rico and Vice Chairman of its Board of Directors as well as Chairman of the Economic Development Bank for Puerto Rico. From March 2001 to December 2012 and from September 2013 to September 2014, Mr. Ferrer was Secretary of the Board of Directors of the First Puerto Rico Family of Funds, which, as of September 2014, was comprised of 17 funds.

JUAN O. GUERRERO

AGE: 58

Mr. Guerrero has been an Executive Vice President of BPPR in charge of the Financial and Insurance Services Group since April 2004. He has been a Director of Popular Securities LLC since 1995, Popular Insurance LLC since 2004 and of other subsidiaries of Popular. Mr. Guerrero has served as a Director of SER de Puerto Rico since December 2010 and the Puerto Rico Open since October 2016.

GILBERTO MONZÓN

AGE: 58

Mr. Monzón has been an Executive Vice President of BPPR in charge of the Individual Credit Group since October 2010. He has also served as Member of the Board of Directors of the San Jorge Children’s Hospital Professional Board since 2011, Member of the Government Relations Council of the American Bankers Association since 2013 and director of the Center for a New Economy and of the Coalition for the Prevention of Colorectal Cancer of Puerto Rico since 2014.

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EDUARDO J. NEGRÓN

AGE: 53

Mr. Negrón has been Executive Vice President of Popular since April 2008 and has been in charge of the Administration Group since December 2010. He became Chairman of Popular’s Benefits Committee on April 2008. He has served as Member of the Board of Trustees and Treasurer of Fundación Banco Popular, Inc. and of the Popular Community Bank Foundation, Inc. since March 2008. Mr. Negrón has been a Director of Fundación Angel Ramos since April 2012 and Chairman of its Investment and Finance Committee since March 2014. He has also been Director and Treasurer of the Fundación Puertoriqueña de las Humanidades since June 2017.

ELI S. SEPÚLVEDA

AGE: 55

Mr. Sepúlveda has been Executive Vice President of Popular since February 2010 and of BPPR since December 2009. He has been the supervisor in charge of the Commercial Credit Group in Puerto Rico since January 2010. Mr. Sepúlveda has been a member of the Board of Managers of the Puerto Rico Idea Seed Fund, LLC since December 2016.

LIDIO V. SORIANO AGE: 49 Mr. Soriano has been the Executive Vice President and Chief Risk Officer of Popular since August 2011 and a Director of BPPR and Popular Community Bank since October 2014.

CARLOS J. VÁZQUEZ

AGE: 59

Mr. Vázquez has been the Chief Financial Officer of Popular since March 2013. He was President of Popular Community Bank from September 2010 to September 2014 and has been Executive Vice President of Popular since February 2010 and Senior Executive Vice President of BPPR since 2004. He has served as Director of BPPR and of Popular Community Bank since October 2010. He has been Vice Chairman of the Board of Directors of Popular Community Bank Foundation since November 2010, Director of the Federal Home Loan Bank of New York since November 2013 and Member of the National Board of Directors of Operation Hope since 2012.

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CERTAIN RELATIONSHIPS AND TRANSACTIONS

We may be party to transactions, arrangements or relationships with our directors, director nominees, executive officers or greater than 5% shareholders, or their immediate family members (each, a “Related Party”). We have adopted a written Policy on Related Party Transactions (the “Related Party Policy”) to identify and evaluate potential conflicts of interest, independence factors and disclosure obligations arising out of transactions, arrangements or relationships between Related Parties and us.

Transactions covered by the Related Party Policy may also be subject to restrictions pursuant to Federal Reserve Board Regulation O, Loans to Executive Officers, Directors and Principal Shareholders, which is the subject of a separate policy.

OUR POLICY ON RELATED PARTY TRANSACTIONS

The Related Party Policy governs the review, approval or ratification of transactions, arrangements or relationships: (i) in which Popular or any subsidiary is a participant; (ii) the aggregate amount involved will or may be expected to exceed $120,000 in any given year; and (iii) a Related Party has or will have a direct or indirect material interest. These transactions must be submitted to the Audit Committee for their review, evaluation and approval, unless pre-approved under the Related Party Policy.

Directors and executive officers must notify the CLO of any related party transaction in which they, or their immediate family members, have a material interest. Any unit or division proposing a related party transaction must also notify the CLO by completing a Related Party Transaction Request Form. After review by the CLO, the form is submitted for consideration and approval of the Audit Committee. The form must contain, among other things, a description of the proposed transaction, its benefits to Popular and an assessment of whether the proposed related party transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally. Only disinterested members of the Audit Committee will participate in the review and determination of whether a related party transaction is approved. The Audit Committee will approve or ratify transactions with Related Parties when the transaction is deemed to be in, or is not inconsistent with, the best interest of Popular.

PRE-APPROVED CATEGORIES OF RELATED PARTY TRANSACTIONS

In accordance with the terms of the Related Party Policy, certain types of transactions are pre-approved and certain recurring transactions are approved annually, without the need to submit the corresponding form to the Audit Committee. Pre-approved transactions include certain banking-related services and transactions in the ordinary course of business involving financial products and services provided by, or to, Popular, including loans, provided such transactions comply with the Sarbanes-Oxley Act of 2002, Federal Reserve Board Regulation O and other applicable laws and regulations. In the event Popular becomes aware of a transaction with a Related Party that has not been approved under the terms of the Related Party Policy, the Audit Committee considers all relevant facts and circumstances regarding the transaction with the Related Party and evaluates all options available to Popular, including ratification, revision or termination. The Audit Committee also examines the facts and circumstances pertaining to the failure of reporting such related party transaction to the Committee, as required by the Related Party Policy, and may take such actions as it deems appropriate.

RELATED PARTY TRANSACTIONS

In 2017, Popular and its subsidiaries contributed approximately $650,000 to Fundación Banco Popular, Inc. (the “BPPR Foundation”) through the matching of employee contributions. Popular also contributed $100,000 from the proceeds of BPPR’s Holiday Special to the BPPR Foundation. In addition, during 2017 the Bank contributed approximately $1,120,000 to the Embracing Puerto Rico campaign which supports Hurricane Maria relief initiatives, and $282,000 to the Employee Emergency Fund, both of which are sponsored by the BPPR Foundation. The BPPR Foundation is a Puerto Rico not-for-profit corporation created to improve the quality of life in Puerto Rico. As BPPR’s philanthropic arm, it provides a scholarship fund for employees’ children and supports education and community development projects. Popular provides human and operational resources to support the activities of the BPPR Foundation, which during 2017 amounted to approximately $1,220,000, including maintenance and the amortization of leasehold improvements for the BPPR Foundation’s headquarters. BPPR and the Puerto Rico employees of Popular, through voluntary personal donations, are the main source of funds

26  |  2018 PROXY STATEMENT

for the BPPR Foundation. The Board of Directors of BPPR appoints six of the ten members of the Board of Trustees. The remaining four trustees are appointed by the Board of Trustees of the BPPR Foundation. Mr. Carrión is the Chairman, and Messrs. Alvarez and Negrón are members, of the BPPR Foundation’s Board of Trustees.

The Popular Community Bank Foundation, Inc. (the “PCB Foundation”), a New York not for-profit corporation, was created to strengthen the social and economic well-being of the communities served by Popular Community Bank. The PCB Foundation is Popular Community Bank’s philanthropic arm and provides support to charitable organizations for community development and education. During 2017, Popular Community Bank contributed approximately $90,000 to the PCB Foundation through the matching of employee contributions. The bank also made additional contributions of approximately $172,500 to the foundation. Popular Community Bank and its employees, through voluntary personal donations, are the main source of funds of the PCB Foundation. Messrs. Carrión, Alvarez, Vázquez, Chinea and Negrón are members of the Board of Directors of the PCB Foundation.

Certain directors and NEOs have immediate family members who are employed by BPPR. The compensation of these family members is established in accordance with BPPR’s employment and compensation practices applicable to employees with similar qualifications and responsibilities or holding similar positions. Until January 2018, a son of Mr. Carrión was employed as a Senior Vice President and Division Manager of the Business Development and International Banking Division of BPPR. He received compensation in the amount of approximately $212,242 during fiscal year 2017 and other benefits and payments that did not exceed $40,000. His compensation was approved and ratified by the Audit Committee under the Related Party Policy.

During 2017 the Corporation engaged, in the ordinary course of business, the legal services of the law firm Reichard & Escalera, LLC, of which the father-in-law of Mr. Negrón, is a partner. The fees paid to Reichard & Escalera, LLC for fiscal year 2017 amounted to approximately $210,000. The engagement of the law firm was approved and ratified by the Audit Committee under the Related Party Policy.

BPPR has loan transactions with Popular’s directors and officers, and other Related Persons, and proposes to continue such transactions in the ordinary course of its business, on substantially the same terms, including interest rates and collateral, as those prevailing for comparable loan transactions with third parties. Except as discussed below, the extensions of credit have not involved and do not currently involve more than normal risks of collection or present other unfavorable features.

In June 2006, a brother-in-law of Mr. Unanue obtained a $828,000 mortgage loan from Popular Mortgage, then a subsidiary of BPPR, secured by a residential property. The loan was a fully amortizing 30-year loan with a fixed annual rate of 7%. Mr. Unanue was not a director of Popular at the time the loan was made. The loan was made in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing for comparable loan transactions with third parties at that time. The borrower became delinquent on his payments commencing in July 2010 and, after exhausting various collection and loss mitigation efforts, BPPR commenced foreclosure procedures in November 2010. As of December 31, 2011, Popular had recorded a loss of approximately $65,000 on the loan. In March 2012, the loan was restructured under the terms of BPPR’s loan modification program. The restructured loan is a 40-year loan with a fixed annual rate of 2.5% during the first 5 years, increasing 1% each year thereafter up to a rate of 6.75%. While the principal amount of the restructured loan subject to interest payment is $750,321, the borrower also agreed to repay an additional amount of $158,100 upon cancellation of the restructured loan. The total payments to be made by the borrower represent the entirety of the amount owed prior to restructuring the loan, including accrued interest. During 2017, the borrower defaulted on his payment obligations under the restructured loan and as of December 31, 2017 the loan was 306 days past due. Payments of principal and interest of $2,041 and $2,907, respectively, were made during 2017. As of December 31, 2017, the outstanding balance of the loan was $854,356. The largest outstanding balance of the loan during 2017 was $856,397.

In March 2012, BPPR also entered into an agreement with Mr. Unanue’s same brother-in-law to pay $97,000 of the approximately $139,000 in credit card and personal loan debt (including accrued interest) owed by him. These loans were made in the ordinary course of business prior to the date that Mr. Unanue joined the Board. The borrower agreed to make monthly payments of $538 until the amount was paid in full. In July 2017, the borrower discontinued monthly payments, thereby defaulting on the indebtedness. Prior to the default, the borrower had paid $3,228 during 2017 and the outstanding debt balance as of December 31, 2017 was $65,258. The largest outstanding balance of the loan during 2017 was $68,486.

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During 2017, a brother-in-law of Mr. Negrón owned a 50% equity interest in an entity which had a real estate development loan with BPPR. The loan was made in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing for comparable loan transactions with third parties at that time. The initial loan was in the amount of $1,650,000 and was originated by Westernbank in 2003. BPPR acquired this loan as part of a Federal Deposit Insurance Corporation (“FDIC”) assisted transaction in 2010. Mr. Negrón’s brother-in-law personally guarantees the loan which is payable from the proceeds of the sale of residential units and bears interest at a rate equal to 5.25%. This loan participated in the moratorium offered to BPPR’s commercial clients after Hurricane Maria. The outstanding balance on the loan as of December 31, 2017 was $114,706, which includes the capitalization of interest accrued during the moratorium. During 2017, $3,480 and $3,917 were paid in principal and interest, respectively. The largest outstanding balance of the loan during 2017 was $117,370.

In September 2008, a brother of Mr. Negrón obtained a $390,000 commercial loan from BPPR, secured by a commercial property. The loan was a fully amortizing 15-year loan with a variable interest rate of prime plus 0.50%. The loan was made in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing for comparable loan transactions with third parties at that time. In January 2015, BPPR approved the first of three 6-month temporary reductions to the borrower’s monthly principal payments in the aggregate amount of $13,500. In August 2016, the term of the temporary loan modifications expired, and the borrower started to pay the loan under its original terms. The outstanding balance on the loan as of December 31, 2017 was $200,917, and $22,750 and $7,268 were paid during 2017 in principal and interest, respectively. The largest outstanding balance of the loan during 2017 was $221,250. This loan participated in the moratorium offered to BPPR’s commercial clients after Hurricane Maria.

In July 2017, Mr. Cestero was named an Executive Vice President of BPPR. At the time, relatives of Mr. Cestero had the following outstanding loans with BPPR that require disclosure in this proxy statement:

•	The brother of Mr. Cestero and his wife are the borrowers under a fully-amortizing 30-year mortgage loan with an original principal amount of $104,177 and a fixed annual interest rate of 7.375%. The loan was made in 2006 and restructured in 2011. It is secured by a second mortgage on the borrowers’ residence. Payments of principal and interest of $874 and $4,162, respectively, were made during 2017. During the months from September to December, the loan participated in the moratorium offered to BPPR’s mortgage clients. No payments have been received thereafter. The largest outstanding balance of the loan during 2017, as well as the outstanding balance of the loan as of December 31, 2017 was $98,611. This amount includes the capitalization of interest accrued during the moratorium.

•

Mr. Cestero’s brother and his wife are also borrowers under a 15-year mortgage loan, with an original principal amount of $100,000 and a fixed annual interest rate of 5%. The loan is secured by a third mortgage on the borrowers’ residence and requires monthly payments of principal and interest. Since 2015 the borrowers have only made partial payments of principal, and therefore, are not in compliance with the payment terms of the loan. During 2017, only payments of principal in the amount of $5,000 were made. As of December 31, 2017, the outstanding balance of the loan was $93,702. The largest outstanding balance of the loan during 2017 was $98,702.

In June 2017, Mr. Ballester, acquired new family relationships by way of marriage. These Related Parties had the following outstanding loans, which were obtained prior to Mr. Ballester’s marriage, and require disclosure in this proxy statement:

•

In November 2003, an entity owned by two brothers-in-law of Mr. Ballester obtained a commercial loan in the aggregate amount of $700,000 from Westernbank. The loan was acquired by BPPR as part of a FDIC assisted transaction in 2010. The loan is a fully amortizing 30-year loan with a variable interest rate of prime plus 0.75%. It is secured by real estate and guaranteed by the two brothers-in-law and their wives. The outstanding principal balance on the loan as of December 31, 2017 was $374,206, and, during 2017, $26,351 and $24,261 were paid in principal and interest respectively. The largest outstanding balance of the loan during 2017 was $400,556.

•

In May 2001, another brother-in-law of Mr. Ballester obtained a $292,000 mortgage loan from Doral Bank, secured by a residential property. The loan was a fully amortizing 30-year loan with a fixed annual rate of 7.250%. The borrower became

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delinquent on his payments commencing in October 2011. After the FDIC placed Doral Bank in receivership in 2015, BPPR began to act as servicer of the loan for the benefit of a third-party investor. After exhausting various collection and loss mitigation efforts, BPPR, acting as servicer, and the borrower, negotiated and entered into a deed in lieu of foreclosure in June 2017. As a result of that transaction, the third-party investor acquired the residential property that secured the mortgage loan and recorded a loss of $220,414. No payments of principal and interest were made on the mortgage loan during 2017. At the time of closing of the deed in lieu of foreclosure transaction, the outstanding principal balance of the loan was $250,610 and the loan payoff amount, including principal, interest and other accrued fees was $370,276. The deed in lieu of foreclosure was approved and ratified by the Audit Committee under the Related Party Policy.

•

In 2010, as part of the Westernbank FDIC assisted transaction, BPPR acquired (i) four commercial loans made to entities that were wholly-owned by one brother-in-law of Mr. Ballester and (ii) one commercial loan made to an entity that was owned by same brother-in-law together with Mr. Ballester’s father-in-law and another brother-in-law. The loans were secured by real estate and personally guaranteed by the owners of each borrower. The loans were originated by Westerbank between 2001 and 2005 and had an aggregate outstanding principal balance of approximately $33.5 million when they were acquired by BPPR in 2010. Between 2011 and 2014, the loans were restructured to consist of (i) five notes with an aggregate outstanding principal balance of $19.7 million with a 6% annual interest rate (“Notes A”) and (ii) five notes with an aggregate outstanding balance of $13.5 million with a 1% annual interest rate, to be paid upon maturity (“Notes B”). The restructured notes had a maturity of September 30, 2016 and, thereafter, various interim renewals were approved, with the last two renewals occurring in June 2017 and October 2017, with the renewed loans maturing in January 31, 2018. The June renewals included a six-month principal moratorium for four of the Notes A commencing on March 2017 and a change in the interest from 6% to 4.25% in one of the Notes A. The October renewals included a 60-day moratorium of principal and interest on all of the Notes A and a subsequent 60-day principal moratorium on four of the

Notes A. The aggregate outstanding balance on the loans as of December 31, 2017 was approximately $32.1 million and, during 2017, $114,892 and $973,290 were paid in principal and interest, respectively. The largest outstanding balance of the loans during 2017 was approximately $32.1 million. Although the loans were not paid by the borrowers upon their expiration on January 31, 2018, borrowers have continued to make payments of principal and interest for all Notes A, except one in which they are only making interest payments. The June and October renewals and moratoriums were ratified by the Audit Committee under the Related Party Policy.

Mr. Carrión is President of and owns, together with his siblings, an entity which owns 35% of a corporation that owns a commercial building. In addition, Mr. Carrión’s sister and brother-in-law are owners of an entity that has a participation of 21.5% in the same corporation. This corporation obtained in June 2001, a $30.4 million commercial loan from Doral Bank to provide financing for the development of the commercial building. In March 2007, Westernbank acquired the loan from Doral Bank and increased the loan amount to $40.5 million through additional borrowings. The loan had a 40-year amortization schedule, an interest rate of LIBOR plus 1.40% and a maturity date of March 2017. It was secured by the commercial building developed with the proceeds of the loan and guaranteed by the owners of the borrower. The loan was acquired by BPPR in 2010 as part of the Westernbank FDIC assisted transaction. In February 2017, the loan was extended by BPPR until June 2017 under the same terms and conditions. In May 2017, the loan was sold by BPPR to the Corporation, which in June 2017 renewed the loan for an additional three months. In August 2017, the Corporation refinanced the then-current $37.9 million principal balance of the loan at an interest rate of 5.15%, a maturity date of February 2019 and a 30-year amortization schedule. Payments of principal and interest of $316,447 and $725,324, respectively, were made during 2017. This loan participated in the moratorium offered to BPPR’s commercial clients after Hurricane Maria. The largest outstanding balance of the loan during 2017, as well as the outstanding balance of the loan as of December 31, 2017 was $38,209,359. This amount includes the capitalization of interest accrued during the moratorium, amounting to $491,019. The renewals, sale and refinancing described above were approved under the Related Party Policy.

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On February 2018, BPPR entered into a definitive agreement for the acquisition and assumption of certain assets and liabilities of Reliable Financial Services and Reliable Finance Holding Company, Puerto Rico-based subsidiaries of Wells Fargo & Company, engaged in the auto finance business in Puerto Rico. Reliable Financial Services leases approximately 61,442 square feet of space (comprising approximately 34.54% of the rentable square feet) in the real estate property building securing the aforementioned commercial loan to Related Parties of Mr. Carrión. Such lease is documented pursuant to a lease agreement between Reliable Financial Services and the corporation which is the borrower in the loan and of which Mr. Carrión’s Related Parties own 56.5% in the aggregate. As part of the acquisition transaction, BPPR has agreed to enter in an agreement with Reliable Financial Services to sublease the space necessary for BPPR to continue the acquired operations until the expiration of the lease in accordance with its terms in 2019. Rents paid pursuant to such sublease will be a source of repayment of, and serve as collateral to, the commercial loan. The estimated total amount to be paid during a 12-month period by BPPR to Reliable Financial Services under the sublease is approximately $2 million. BPPR’s agreement to enter into a sublease with Reliable Financial Services in connection with the acquisition transaction was ratified by the Audit Committee under the Related Party Policy.

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EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

In this section, we describe the key features of Popular’s executive compensation program and the factors that we considered in making 2017 compensation decisions regarding our named executive officers (“NEOs”).

For 2017, Popular’s NEOs were:
Richard L. Carrión	Executive Chairman of the Board of Directors, since July 1, 2017 (formerly Chief Executive Officer through June 30, 2017)
Ignacio Alvarez	President & Chief Executive Officer (“CEO”), since July 1, 2017 (formerly President and Chief Operating Officer (“COO”) through June 30, 2017)
Carlos J. Vázquez	Executive Vice President and Chief Financial Officer (“CFO”)
Javier D. Ferrer	Executive Vice President and Chief Legal Officer (“CLO”)
Lidio V. Soriano	Executive Vice President and Chief Risk Officer (“CRO”)
Eli S. Sepúlveda	Executive Vice President, Commercial Credit Group, Banco Popular de Puerto Rico

Popular reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). A reconciliation of the GAAP to non-GAAP financial measures referred to below is provided in Appendix B to this Proxy Statement. This discussion includes statements regarding financial and operating performance targets in the specific context of Popular’s executive compensation program. Shareholders should not read these statements in any other context.

EXECUTIVE SUMMARY

During 2017, we demonstrated the continued strength of our franchise while operating in a challenging economic environment impacted by the unprecedented destruction and disruption caused by hurricanes Irma and Maria. Prior to the hurricanes, the Corporation’s annual net income result was projected to achieve payout under our incentive program. Notwithstanding the hurricanes’ impact, we persevered to achieve year-over-year growth in our net interest income, stable credit indicators and strong capital levels. BPPR’s Puerto Rico and Virgin Islands operations have substantially recovered from the impact of the storms. We also experienced high loan demand in our U.S. operation, with a 16% growth in commercial loans.

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2017 CORPORATE HIGHLIGHTS

Some of Popular’s key corporate accomplishments during 2017 included the following:

2017 FINANCIAL SUMMARY

Our 2017 net income was $107.7 million, reflecting the adverse effect of the hurricanes and the U.S. Tax Cut and Jobs Act’s impact on the value of Popular’s U.S. deferred tax asset (“DTA”). To provide meaningful information about the underlying performance of our ongoing operations, the $168.4 million DTA write-down is added back to net income to express our results on an adjusted net income basis,

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Hurricanes Irma & Maria In September 2017, hurricanes Irma and Maria devastated Puerto Rico and the U.S. and British Virgin Islands causing catastrophic damage to infrastructure, including communications, fuel supplies, electric power and water. Immediately following the disaster, our main priority was to ensure the safety and wellbeing of our colleagues and support the stabilization and recovery needs of the most impacted communities. In the face of this dire crisis, our employees responded bravely and selflessly in support of their colleagues and communities, distributing survival supplies and restoring essential financial services that serve as the lifeline of economic activity. Within one week after hurricane Maria, our employees had reopened 32% of branches and made 24% of ATMs operational. By December 93% of our 177 branches were open and 82% of our 655 ATMs were operational. Also, our digital channels were not interrupted by the hurricanes. Following the hurricanes, we offered a 3-month payment moratorium for consumer, mortgage, and commercial loans and temporarily waived ATM surcharges and late payment fees. We increased our Employee Emergency Fund to support those colleagues that suffered severe hurricane damage. Credit Quality Non-performing loans decreased by $7 million (1%) compared to 2016. Non-performing assets as a percentage of total assets decreased from 2.0% at December 2016 to 1.7% at December 2017. We are closely monitoring asset quality measures on our loan portfolios and the moratorium granted to certain consumers and commercial borrowers. Capital Strategy In 2017, our quarterly common stock dividend increased from $0.15 to $0.25/share, and we executed a common stock repurchase of $75 million. Our capital levels remained robust, with year-end Common Equity Tier 1 capital equal to 16.3%. Puerto Rico Business We currently serve 1.68 million customers, reflecting an increase of 2% from 2016. Total deposits rose $4.3 billion (17%) from 2016. Net interest margins remained strong at 4.32%. Our commercial and auto loan portfolios increased during 2017. BPPR’s commercial loan portfolio, excluding run-off from the Westernbank portfolio, increased by $135 million during the year, and auto loans grew by $122 million (8%). We remain focused on providing innovative solutions to our customers through our digital transformation. Digital deposits captured 40% of total deposit transactions, and Mi Banco active customers reached 751,000 in 2017, up 8% from 2016. United States Business Our total loan portfolio grew by 11%, mainly driven by a 16% increase in the commercial loan portfolio. We expanded our consumer lending to U.S. customers through initiatives such as White Label credit card alliances. We launched our private banking initiative to fulfill our customers’ credit, deposit, financial advisory and investment needs. Digital deposit transactions increased to 43% of all deposits in December 2017 from 35% in December 2016. Organizational Excellence We completed several initiatives to protect corporate assets, ensure cyber-security and mitigate against fraud (including chip technology on credit and debit cards). Our 3rd wave of Popular’s Leadership Academy was conducted, ensuring a robust pool of top-quality leadership talent. The 4th wave of our LEAN Six Sigma Academy was launched, providing employees with tools to seize opportunities to improve efficiency and customer satisfaction. We enhanced our employees’ physical, emotional and financial well-being through expanded services in our Health and Wellness Center, mindfulness programs and an increase in Popular’s savings plan matching contribution. Social Commitment Through Fundación Banco Popular and Popular Community Bank Foundation, valuable financial and in-kind assistance was provided to areas severely impacted by the hurricanes in Puerto Rico and the Virgin Islands. Over 500,000 pounds of water, food and medical supplies were disbursed to provide immediate relief to the most affected communities with the support of employees. We launched the “Embracing Puerto Rico” initiative, contributed to the “Unidos por Puerto Rico” fundraising campaign and co-sponsored the “Somos Una Voz” concert which raised $35 million for earthquake victims in Mexico, and hurricane victims in Texas, Florida, Puerto Rico and the Caribbean.

which is a non-GAAP measure; on this basis, our adjusted net income was $276.0 million. In addition, as outlined later, the Board of Directors’ Compensation Committee (the “Committee”) decided to make further net income adjustments, directly attributable to the hurricane’s impact that was beyond the Corporation’s control, for purposes of certain incentive awards; on this basis, our after-tax adjusted net income for incentives was $348.7 million. Refer to the GAAP to non-GAAP reconciliation in Appendix B.

Popular (“BPOP”) shares closed 2017 at $35.49, 19% lower than 2016. This performance compared negatively against our U.S. peers, which increased by 6%, and the KBW Nasdaq Regional Banking Index (“KRX”), which remained relatively unchanged, but compared favorably to other Puerto Rico banks. Despite concerns about Puerto Rico’s economic and fiscal situation, including the Commonwealth’s May 3rd, 2017 bankruptcy filing under Title III of the Puerto Rico Oversight, Management and Economic Stability Act (“PROMESA”), for the first nine months of 2017 the price of Popular’s shares correlated to the movement of the mainland KRX. However, following the impact of Hurricane Maria in September, Popular’s share price was severely affected, closing the year at levels below our U.S. peers and the KRX. During the first eight weeks of 2018, Popular’s share price increased by 21%, while the aggregate share price of the KRX, our U.S. peers and other Puerto Rico peer banks rose by 4%, 8% and 20%, respectively.

As described below, our executive compensation programs are designed to reward the achievement of annual and long-term goals that generate sustained company performance and strong returns to our shareholders.

OUR 2017 EXECUTIVE COMPENSATION PROGRAM AND ORGANIZATIONAL CHANGES

•

Popular’s overarching compensation philosophy has always been to provide our executive officers with pay that is linked to performance and supports the long-term interests of our shareholders. Performance-based short- and long-term incentives represent a large portion of our executive officers’ target total compensation opportunity (63% of total compensation for the Executive Chairman, 74% for the President and CEO and 62% for the other NEOs). Between 50% and 65% of those incentives are equity-based, with one-half of the target award based on Popular’s future total shareholder return and earnings per share. Our executive officers are also subject to stock ownership requirements.

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•

The Committee approves Popular’s compensation programs upon consideration of market competitive trends, regulatory guidelines and best practices. Furthermore, our executive compensation program is designed to discourage excessive or unnecessary risk taking and improper sales practices through the adequate balance of short-term and long-term incentives, thresholds and caps to limit payouts, and a mix of financial and non-financial goals, among other design features.

•

Effective July 1, 2017, the Board of Directors appointed Richard L. Carrión, previously Popular’s Chairman and CEO, as Executive Chairman of the Board of Directors. Ignacio Alvarez, who had been President and COO since 2014, was named President and CEO and a member of the Board of Directors, effective July 1, 2017.

•	In this new position, Mr. Carrión collaborates with the new CEO on corporate strategy, with emphasis on mergers and acquisitions, innovation and technology, social responsibility initiatives and government and client relations, and continues to chair the Board of Directors. The Committee believes that Mr. Carrión’s active involvement and collaboration with Mr. Alvarez has ensured a seamless transition of our CEO role.

•

In accordance with these organizational changes, the Committee, in consultation with its independent compensation consultant, reviewed market compensation practices and decided to reconfigure the respective levels and composition of target incentive compensation for the Executive Chairman and the President & CEO moving forward. The following table illustrates the annual cash and equity target award opportunities established for our NEOs in 2017. The result is a balanced perspective of financial and qualitative performance over a short- and long-term horizon.

2017 EXECUTIVE COMPENSATION PROGRAM

Target Incentive Opportunity

% of Base Pay

Short-Term (Cash) Incentive % of Base Pay
	Richard L. Carrión		Ignacio Alvarez
	CEO Jan. - Jun.	Executive Chairman Jul. - Dec.	President & COO Jan. - Jun.	President & CEO Jul. - Dec.	Other NEOs Jan.- Dec.
Popular, Inc. Net Income	30.0%	25.0%	27.5%	30.0%	25.0%

Annual Goals (Financial/Non-Financial)	50.0%	45.0%	45.0%	50.0%	40.0%

Leadership	20.0%	15.0%	17.5%	20.0%	15.0%

Total Short-Term (% of base pay)	100.0%	85.0%	90.0%	100.0%	80.0%

Long-Term (Equity) Incentive % of Base Pay
	Richard L. Carrión		Ignacio Alvarez
	CEO Jan. - Jun.	Executive Chairman Jul. - Dec.	President & COO Jan. - Jun.	President & CEO Jul. - Dec.	Other NEOs Jan. - Dec.
Performance Shares ( 1⁄2 Total Shareholder Return and 1⁄2 Earnings per Share)	80.0%	42.5%	50.0%	92.5%	40.0%

Restricted Stock	80.0%	42.5%	50.0%	92.5%	40.0%

Total Long-Term (% of base pay)	160.0%	85.0%	100.0%	185.0%	80.0%

Total Short- and Long-Term Incentives	260.0%	170.0%	190.0%	285.0%	160.0%

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The following key features of our executive compensation program reflect our focus on balanced performance-based pay, long-term shareholder value and prudent risk taking:

WHAT WE DO
✓

Use various performance metrics to deter excessive risk-taking by eliminating any incentive focus on a single performance goal. Also, the Committee may adjust incentive payouts if results are not aligned with Popular’s risk appetite and related tolerances.

✓	Balance short-term (cash) and long-term (equity) compensation to discourage short-term risk taking at the expense of long-term results.
✓	Use equity incentives to promote total return to shareholders, company performance and executive retention.
✓	Hold a portion of equity vesting until retirement, thereby reinforcing long-term risk management and alignment with shareholder interests.
✓	Apply clawback features to all executive officer variable pay in the event of a financial results restatement, a performance metric found to be materially inaccurate, or an executive’s misconduct.
✓	Employ “double-trigger” vesting of equity awards in the event of a change of control (i.e., vesting is only triggered upon a qualifying termination of employment following a change of control).
✓	Conduct annual incentives and sales practices risk reviews in conjunction with Popular’s Chief Risk Officer.
✓	Engage an independent compensation consultant who advises and reports directly to the Committee.
✓

Require significant stock ownership from our executive officers. Our Executive Chairman and CEO have a requirement of six times their base salary, and the other NEOs must own three times their base salary.

WHAT WE DON’T DO
×	No tax gross-ups provided for any compensation or benefits.
×	No special executive retirement programs and no severance programs specific to executive officers.
×

No speculative transactions in Popular securities by executive officers is permitted, including: hedging and monetization transactions, such as zero-cost collars, forward sale contracts and short sales; equity swaps; options; and other derivative transactions.

×	No pledging of common stock as collateral for margin accounts or for loans (except as grandfathered with respect to certain loans).
×	No employment or change of control agreements with our NEOs.
×	No excessive perquisites for executives.

COMPENSATION OBJECTIVES AND COMPONENTS

MOTIVATE AND REWARD HIGH PERFORMANCE

Ensuring and sustaining a proper pay-performance relationship is one of our key objectives. For Popular, performance means a combination of financial results, strategic accomplishments and a demonstration of leadership competencies, all designed to support our company’s business strategy and drive long-term shareholder value.

Base salary, as well as short- and long-term incentive compensation opportunities, are generally targeted at market median, with actual pay varying according to each executive’s experience and performance. Our short-term incentive and performance share awards provide the opportunity to earn increased pay (up to 1.5 times target) for superior performance and similar downside (no payout) should we not achieve our performance goals. Furthermore, our incentive design seeks to dissuade our executives from taking excessive or unnecessary risks.

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As depicted in the following charts, our NEOs’ 2017 target incentive program had a strong focus on performance and shareholder alignment.

The bars below illustrate the components of each NEO’s total target compensation opportunity (fixed pay plus variable performance-based pay). The variable portion of 63% for the Executive Chairman, 74% for the President and CEO and 62% for the other NEOs represents at-risk pay whose actual payout depends on company and individual performance. (A breakdown of the target incentive elements is provided in the section titled “Our 2017 Executive Compensation Program and Organizational Changes”.)

PAY MIX IN THE COMPENSATION PROGRAM

Each element, at target, as a % of base pay

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Short-term Incentive Annual cash award linked to the corporate and business unit results, individual goals and leadership competencies. 100% Cash Incentive Aligned with pay-performance; based on Popular, Inc. net income results, each NEO’s individual goals and leadership competencies. 50% Performance Shares One-half of the target equity award consists of performance shares, with actual earned shares determined at the end of a 3-year performance period: 1/2 based on Total Shareholder Return (“TSR”) - relative to an index of banks. 1/2 based on Earnings Per Share (“EPS”) – an absolute 3-year cumulative goal. 50% Restricted Stock One-half of the target equity award is restricted stock granted upon consideration of corporate and individual performance. Supports NEO stock ownership and retention. Shares vest 20% annually over 4 years, holding the remaining 20% to vest upon retirement Long-term Incentive Annual equity grant that rewards performance and aligns Popular’s NEOs with the interests of our shareholders.

ALIGN EXECUTIVES WITH SHAREHOLDER INTERESTS AND BUILD LONG-TERM SHAREHOLDER VALUE

2017 Say on Pay Results

At Popular’s annual shareholders meeting in April 2017, the vast majority of voting shareholders (95.83%) approved our overall executive compensation policies and practices. We believe that this illustrates our shareholders’ support of our compensation philosophy and performance-based pay program. The perspectives of shareholders and industry best practices were taken into consideration by management and the Committee as they developed strategic objectives, business plans and compensation elements supporting the 2017 compensation decisions. The Committee plans to continue considering our shareholders’ perspectives on an annual basis.

Equity-based Compensation

A significant component of our compensation program is equity-based pay designed to promote long-term value by rewarding sustained earnings growth, long-term return on shareholders’ investment and the retention of key high-performing talent. Performance shares promote value creation by rewarding executives for future increases in earnings (EPS) and stock appreciation (TSR) depending on the degree of achievement of pre-established EPS and TSR targets.

Restricted stock is awarded upon consideration of corporate and individual performance. It promotes executive stock ownership and retention as the shares vest over time—with a portion held until retirement—further aligning our executives’ interests with those of our shareholders.

Stock Ownership Guidelines

In addition, our NEOs are subject to stock ownership guidelines to reinforce their orientation toward long-term shareholder value. Within five years of appointment, the Executive Chairman and the CEO must reach and subsequently retain shares equivalent to six times their base salary; the requirement for the other NEOs is three times their base salary. Any shares pledged to secure grandfathered loans and any unvested performance shares are not considered to satisfy the requirement. As of February 2018, all NEOs had either met the requirement or were on track to comply within the designated timeframe.

ATTRACT AND RETAIN HIGHLY QUALIFIED EXECUTIVES

Popular’s executive compensation program seeks to attract, motivate and retain the talent needed to successfully deliver future earnings stability and growth. Our mix of salary and performance-based short- and long-term incentives provides a competitive offering to attract the best executive talent and promote its long-term career retention.

In consultation with management and its independent compensation consultant, the Committee balances competitiveness and retention features while considering individual performance, experience and qualifications, as well as market practices and Popular’s financial performance.

2018 PROXY STATEMENT  |  37

The following key components of our compensation program, combined with strong succession and development initiatives, drive our ability to secure top executive-level talent over the long term.

COMPENSATION COMPONENTS—PURPOSE AND KEY DESIGN FEATURES

Base Pay

• Fixed compensation to reflect each executive’s role, contribution and performance, which provides the foundation of the total compensation program on which other incentives and benefits are based.

• The reference point for base salaries is the median of the competitive market, with the ability to vary to reflect each executive’s performance, experience and contributions.

Executive Benefits and Perquisites
• Intended to represent an immaterial portion of total compensation, consistent with shareholder expectations and best practices.
Short-Term Cash Incentive

• Short-term incentive represents a balance of performance measures that are aligned with Popular’s annual goals and business strategy.

• Annual incentive opportunity is targeted near the market median.

• Actual pay depends on the achievement of performance goals (financial, operational, strategic and individual leadership).

• Incentive plan has appropriate mitigating features to dissuade undue risk taking or improper sales practices (e.g., multiple measures, award caps, internal controls and compliance protocols, etc.).

Long-Term Equity Incentive

• Directly aligns executive interests with shareholders.

• Annual long-term incentive opportunity is targeted near the market median.

• Target award combines equal portions of performance-based and time-based vesting.

• Measures and rewards long-term performance.

• Allocated upon consideration of performance and potential.

• Promotes retention of key executive talent through multi-year vesting, including a portion that vests upon retirement.

2017 COMPENSATION PROGRAM AND PAY DECISIONS

BASE SALARY

Effective July 2017, the Committee approved base pay adjustments for Messrs. Carrión and Alvarez related to their respective changes in organizational role. Mr. Carrión’s base salary was reduced in connection with his ceasing to be CEO and assuming the role of Executive Chairman, and Mr. Alvarez’s base salary was increased when he assumed the position of President and CEO. Upon consideration of market-competitive pay for similar roles, and in consultation with its independent compensation consultant, the Committee approved the adjustments outlined below:

NEO	New Base Salary	% of adjustment
Richard L. Carrión	$1,200,000	(14.3%	)
Ignacio Alvarez	900,000	25.9%

During 2017, no other base pay adjustments were made for the other NEOs.

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Variable Fixed

SHORT- AND LONG-TERM INCENTIVE COMPENSATION OPPORTUNITY

Incentive opportunities under the executive compensation program for 2017, as a percent of base pay, are presented below. The short-term incentive targets and related parameters for the Executive Chairman and CEO reflect a prorated opportunity based on 6 months in the former role and 6 months in the new role.

Component	Level of Achievement	Executive Chairman R. Carrión	President / CEO I. Alvarez	Other NEOs

	<Threshold	0.0%	0.0%	0%
Corporate Net Income	Threshold (85%)	13.8%	13.9%	10%
	Target	27.7%	28.9%	25%
	Max (115%)	41.5%	43.9%	40%
	<Threshold	0.0%	0.0%	0%
Individual Annual Goals (financial/non-financial)	Threshold	23.8%	23.9%	20%
	Target	47.7%	47.8%	40%
	Max	71.5%	71.7%	60%
	Min	0.0%	0.0%	0%
Leadership	Target	17.7%	18.9%	15%
	Max	26.5%	27.8%	20%
	<Threshold	0.0%	0.0%	0%
Total Short-Term Incentive	Threshold	37.7%	37.8%	30%
	Target	93.1%	95.6%	80%
	Max	139.6%	143.4%	120%
For the long-term incentive, the parameters below indicate the prevailing structure at the time of grant in February 2017, before the role and compensation changes were implemented.
	<Threshold	0%	0%	0%
Equity Incentive—Performance Shares	Min	40%	25%	20%
	Target	80%	50%	40%
	Max	120%	75%	60%
	<Threshold	0%	0%	0%
Equity Incentive—Restricted Stock	Threshold	40%	25%	20%
	Target	80%	50%	40%
	Max	120%	75%	60%
	<Threshold	0%	0%	0%
Total Long-Term Incentive	Threshold	80%	50%	40%
	Target	160%	100%	80%
	Max	240%	150%	120%

	<Threshold	0.0%	0.0%	0.0%
Consolidated Total	Threshold	117.7%	87.8%	70.0%
	Target	253.1%	195.6%	160.0%
	Max	379.6%	293.4%	240.0%

2018 PROXY STATEMENT  |  39

SHORT-TERM ANNUAL CASH INCENTIVE FOR 2017 (PAID IN 2018)

Our short-term incentive rewards the achievement of annual financial and non-financial goals that reinforce our business strategy and strategic priorities, as well as the demonstration of our leadership competencies. Actual payouts depend on performance and are capped at 1.5 times the target award. Certain threshold levels of performance are required to be achieved for any payouts to be awarded.

Awards are earned based on level of achievement of 2017 net income, as adjusted, pre-established goals and leadership.

The Committee assessed and awarded the 2017 short-term cash incentive as follows:

Corporate Adjusted Net Income Component

As previously discussed, 2017 was marked by significant corporate achievements in terms of loan and deposit growth, digital transformation, organizational excellence and continued strong capital levels. Prior to Hurricanes Irma and Maria, our annual net income was projected to achieve payout under this award component. In the past, we have used adjusted after-tax net income (a non-GAAP measure) for incentive compensation purposes, because we believe it better reflects the underlying performance of our ongoing operations.

In determining the 2017 adjusted after-tax net income for incentive purposes, the Committee, in consultation with its independent compensation consultant, viewed the combined effect of the hurricanes as an unprecedented catastrophic event that was outside the Company’s control and not in the normal course of business. Therefore, for incentive purposes, the Committee decided to adjust its GAAP net income result for: (i) the previously described deferred tax asset write-down, and (ii) expenses specifically attributable to the hurricanes (net of insurance receivables) pertaining to the provision for loan losses, operating expenses and foregone revenue. For information about how we calculated 2017 net income for incentive compensation purposes, see Appendix B. The Committee believes that these adjustments result in a level of net income that more appropriately reflects Popular’s underlying business trends and recognizes the senior management team’s performance during this extraordinarily challenging year.

The adjusted net income for incentive purposes of $348.7 million represented 94.2% of the 2017 target of $370.2 million, thereby yielding a partial award on this component of the short-term annual cash incentive, as follows: 22.3% of base pay for the Executive Chairman, 23.1% for the CEO and 19.2% for the other NEOs, reflecting below-target payouts related to net income performance.

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Individual Annual Goals Component

In this individual performance component of the executive compensation program, the Committee assessed the achievements and effectiveness of each NEO against predetermined quantitative and qualitative goals related to financial performance, efficiency, milestones in key corporate strategic projects, etc. The following considerations were taken into account by the Committee in determining each NEO’s award, expressed as a percent of base pay:

NEO % of Base Pay Earned
Richard L. Carrión CEO: January-June Executive Chairman: July-December 38.2% of base pay

Main Goals

•    Manage impact of the fiscal and economic situation in Puerto Rico.

•    Direct Popular’s capital strategy.

•    Oversee the execution of the Corporation’s business strategy.

•    Ensure that Popular has the right talent and systems to successfully execute its strategy.

Considerations

•   Led the Corporation through the fiscal and economic situation in Puerto Rico, closely monitoring the potential impact on customers, effectively managing the credit exposure to the government, identifying potential business opportunities, and continuing outreach efforts with key stakeholders. Directed negotiations for the $1.8 billion auto and commercial loan acquisition from Wells Fargo’s auto finance business in Puerto Rico announced in February 2018.

•   Guided the execution of the Corporation’s capital strategy, including an increase in the quarterly common stock dividend from $0.15 to $0.25 per share and the repurchase of $75 million in common stock. The Corporation’s capital base remained strong, closing the year with a Common Equity Tier 1 ratio of 16.3 percent.

•   Supported initiatives aligned with the Corporation’s business strategy. The Corporation’s leadership position in Puerto Rico was further strengthened, achieving an increase in the number of clients (reaching 1.68 million), a 17% year-over-year deposit growth and, in some segments, loan growth, despite economic weakness and the impact of the 2017 hurricanes. In the United States, Popular achieved strong commercial loan growth (16%), launched initiatives to grow fee income and continued making progress in the transformation of the retail branch network.

•   Supported recovery efforts for affected employees and communities in the aftermath of the hurricanes, and led our Puerto Rico and U.S. Foundations’ fundraising and community assistance initiatives.

•   Effectively supported the CEO transition plan in close collaboration with Popular’s new CEO.

•   Spearheaded efforts to attract, develop and retain talent, launching or strengthening initiatives in areas such as performance management, training, diversity and inclusion and wellness. Continued initiatives to simplify and modernize Popular’s technology infrastructure to drive efficiencies and improve our customers’ experience.

Ignacio Alvarez President & COO: January-June President & CEO: July-December 52.1% of base pay

Main Goals

•   Maintain financial performance amid the impact of Puerto Rico’s unstable fiscal and economic situation.

•   Improve Popular Community Bank’s profitability.

•   Continue cost savings and process optimization and initiatives.

•   Manage recovery efforts after the impact of hurricanes Maria and Irma.

Considerations

•   Delivered solid business results in Puerto Rico, despite the hurricanes’ financial impact. Maintained strong interest margins (4.32% in Puerto Rico and 3.99% for the Corporation) and stable credit quality. Grew our leading market position, including raising our deposit balances by $4.3 billion and increasing our customer base by 31,500. Achieved growth in commercial and auto loan portfolios, notwithstanding the difficult economic environment.

•   Directed efforts to manage the bank through Puerto Rico’s fiscal and economic situation, including reducing direct credit exposure to the government and continued outreach to government officials, regulators, investors and clients.

2018 PROXY STATEMENT  |  41

NEO % of Base Pay Earned

•   Led negotiations and internal and external coordination among multiple stakeholders for the $1.8 billion auto and commercial loan acquisition from Wells Fargo’s auto finance business in Puerto Rico announced in February 2018.

•   Grew Popular’s U.S. operations strategically without departing from our desired risk appetite through focused loan and low-cost deposit growth, launching of initiatives to drive fee income and continuing the transformation of the retail network. Achieved a 16% growth in commercial loans, launched a private banking initiative and strengthened our mortgage origination capabilities.

•   Directed digital transformation initiatives to improve efficiency and convenience; digital deposit transactions surpassed 40% of total deposits in Puerto Rico and the U.S. in December 2017.

•   Guided multiple initiatives to increase our operational efficiency and promote a high-performance organization centered in the areas of performance management, engagement, wellness and leadership development.

•   Drove efforts to control salary expense and reduce fraud losses, while investing in strengthening risk controls and in new business initiatives.

•   Successfully managed recovery efforts to restore operations in Puerto Rico and the Virgin Islands after the passage of Hurricanes Irma and Marĺa by effectively addressing the needs of our clients, employees and regulators.

•   Achieved a smooth transition to the CEO role by working closely with Popular’s Executive Chairman.

Carlos J. Vázquez 45.4% of base pay

Main Goals

•   Support business growth and efficiency initiatives.

•   Complete and file Popular’s stress test and the resulting capital plan.

•   Mentor and guide the Talent Management strategic project.

•   Manage and maintain adequate liquidity and capital resources.

Considerations

•   Guided the analysis, structuring and negotiation of multiple asset acquisition and business growth initiatives, including the $1.8 billion auto and commercial loan acquisition from Wells Fargo’s auto finance business in Puerto Rico announced in February, 2018.

•   Directed the completion and filing of the 2017 DFAST stress test.

•   Executed the increase in common stock dividend from $0.15 to $0.25 per share and $75 million common stock buyback, in line with the capital plan.

•   Continued to maintain strong liquidity in our Puerto Rico and U.S. banking subsidiaries, with minimal reliance on wholesale funding.

•   Guided key strategic initiatives related to talent management and leadership development. Assumed responsibility for the Strategic Sourcing and Procurement Division and the implementation of its strategic plan.

•   Led aggressive investor outreach efforts (including a steady increase in sell-side analyst events since 2015), achieving additional analyst coverage and enhancements to investor information.

Javier D. Ferrer 45.4% of base pay

Main Goals

•   Support and advise management on Popular’s strategic and business initiatives, including material asset acquisitions, growth initiatives and new business ventures.

•   Strengthen legal function and manage external legal expenses.

Considerations

•   Provided strategic and legal advice on numerous strategic initiatives and critical legal matters throughout the year, including commercial and regulatory aspects. Major projects included the $1.8 billion auto and commercial loan acquisition from Wells Fargo’s auto finance business in Puerto Rico announced in February, 2018.

•   Strengthened partnerships between the Legal Group and business and support units to provide more efficient input, collaboration and oversight of initiatives.

•   Reorganized the legal function to leverage Popular’s legal resources and manage legal risk while aligning with business needs.

•   Led and enhanced expense management efforts, resulting in a 62% year-over-year reduction in outside legal expenses and below-budget internal legal operating expenses.

•   Drove improvements to corporate governance and disclosure practices.

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NEO % of Base Pay Earned
Lidio V. Soriano 39.0% of base pay

Main Goals

•   Implement enhancements to Popular’s compliance, financial, operational, model validation, and credit risk programs.

•   Guide technology initiatives to bolster our risk management framework.

•   Enhance quantitative analytics resources within the organization.

Considerations

•   Guided the policies, procedures and controls which yielded stable credit quality during the year’s challenging economic environment.

•   Expanded business continuity planning and testing under a wide range of potential situations, including disaster recovery implementation during hurricanes Irma and Maria.

•   Guided multiple large-scale technology enhancements to support anti-money laundering, risk data management and business continuity.

•   Led the betterment of models and processes related to stress testing.

•   Directed framework enhancements in the areas of compliance, financial, operational, credit, loan review, and model validation risks.

•   Supported and directed development of internal quantitative analytics expertise in the areas of model validation and compliance.

Eli S. Sepulveda 46.5% of base pay	Main Goals • Grow commercial deposits and loan portfolio. • Manage commercial credit quality. • Support strategic initiatives promoting entrepreneurship.

Considerations

•   Oversaw credit underwriting standards, including credit review and risk rating accuracy, resulting in improved commercial credit performance.

•   Despite the Puerto Rico fiscal situation, credit quality remained stable year-over-year, with commercial net charge-offs at 0.31% (vs. 0.28% in 2016) and commercial non-performing loans flat at 2.22%.

•   Facilitated recovery efforts to mitigate charge-offs.

•   Oversaw initiatives to grow the commercial portfolio, with $1 billion in new money transactions originated. Managed a $3.4 billion year-over-year (December) increase in commercial deposits.

•   Developed projects to boost startup businesses throughout a diverse range of industries and municipalities.

Leadership Component

The leadership component of Popular’s executive incentive program encompasses the NEOs’ demonstration of our leadership competencies in areas such as strategic thinking, customer focus, talent management and building effective teams. The Committee determined that the NEOs exhibited strong leadership in 2017 maintaining the strength of our franchise while addressing the challenging and uncertain short- and long-term social and macroeconomic conditions in our main market of Puerto Rico. Facing an unprecedented level of destruction and uncertainty following the hurricanes, members of senior management led their teams selflessly, rapidly and creatively to address the dire needs of our colleagues, customers and communities. Based on the above, the Committee granted the target leadership award for Mr. Carrión (17.7%), the maximum award for Mr. Alvarez (27.8%) and the target (15.0%) for Messrs. Vázquez, Ferrer, Soriano and Sepúlveda.

2018 PROXY STATEMENT  |  43

TOTAL EARNED 2017 SHORT-TERM CASH INCENTIVE

The following table summarizes the 2017 short-term cash incentive granted to the NEOs by the Committee, as a percent of base pay, related to the achievement of the corporate, individual and leadership goals described above:

NEO	Corporate Net Income	Individual Performance	Leadership	Total Earned (1)	Total Award ($)
Richard L. Carrión	22.3%	38.2%	17.7%	78.2%	$1,016,133
Ignacio Alvarez	23.1	52.1	27.8	103.0	831,387
Carlos J. Vázquez	19.2	45.4	15.0	79.6	537,030
Javier D. Ferrer	19.2	45.4	15.0	79.6	437,953
Lidio V. Soriano	19.2	39.0	15.0	73.2	365,764
Eli S. Sepúlveda	19.2	46.5	15.0	80.7	363,050

(1)	Total target awards were 93.1% for Mr. Carrión, 95.6% for Mr. Alvarez and 80% for the other NEOs.

LONG-TERM INCENTIVE FOR 2017 (GRANTED FEBRUARY 2017)

Popular’s equity incentive aligns our executives’ compensation with sustained long-term performance and the interests of our shareholders. Each NEO has a target long-term equity award opportunity that reflects market practice for similar roles. One-half (50%) of the target opportunity is granted as Restricted Stock to reward prior year results and individual contributions, and one-half (50%) is granted as Performance Shares, with actual value based on future performance. The actual long-term incentive awards can range from zero to 1.5 times the target award.

In February 2017, the Committee approved NEO equity grants as follows:

Restricted Stock

Restricted stock, reflecting 50% of the target equity incentive opportunity, supports executive ownership and retention. The value of awards granted may vary from zero to 1.5 times the executive’s target award based upon consideration of the prior year’s corporate and individual performance assessed by the Committee on a holistic basis. Once granted, shares vest on a pro-rata basis, with 20% vesting annually over the first 4 years and the remaining 20% vesting at retirement.

Our vest-at-retirement provision supports our desire to balance rewards with appropriate risk mitigation, as well as position the grants as a retirement benefit.

The Committee granted 2017 awards at a below-target level, recognizing that the Corporation’s 2016 adjusted net income of $358.1 million was below the targeted net income of $401.4 million (a reconciliation of the non-GAAP financial measures is provided in Appendix B to this Proxy Statement). Nevertheless, the Committee recognized the leadership team’s contributions to ending the year in a strong position with stable credit quality and solid capital levels.

Performance Shares

Performance shares, reflecting 50% of the long-term equity incentive opportunity, reward our future performance and vest only if pre-defined performance goals are achieved. Awards are granted based on target award level and vest on the third anniversary of grant according to actual performance during the 2017-2019 period. Two measures, weighted equally, are used to determine vesting:

•	3-year relative TSR compared to U.S. Banks with assets greater than $10 billion (as measured by SNL Financial)

•	3-year absolute cumulative EPS

Each performance measure has a pre-defined

threshold (minimum result for which an incentive would be payable), target and maximum (stretch goal) level of performance that determines vesting at the end of the 3-year period. Performance below threshold results in forfeiture of the shares allocated to the corresponding performance measure. Dividend equivalents are accrued and paid at the end of the performance period based on the actual number of shares earned. Upon consideration of these factors, the Committee granted equity awards to the NEOs, based on percentage of base pay, with the grant date fair market value indicated in the table below. They will vest as previously described to the extent that the corresponding service and performance conditions are met.

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	Restricted Stock		Performance Shares		Total Grant Date Fair Value
NEO	% of base pay	$	% of base pay	$	% of base pay	$
Richard L. Carrión	70.0%	$980,000	80.0%	$1,120,000	150.0%	$2,100,000
Ignacio Alvarez	43.8	313,170	50.0	357,500	93.8	670,670
Carlos J. Vázquez	35.0	236,250	40.0	270,000	75.0	506,250
Javier D. Ferrer	35.0	192,500	40.0	220,000	75.0	412,500
Lidio V. Soriano	35.0	175,000	40.0	200,000	75.0	375,000
Eli S. Sepúlveda	35.0	157,500	40.0	180,000	75.0	337,500

Note: Total	target awards were 160% for Mr. Carrión, 100% for Mr. Alvarez and 80% for the other NEOs.

SPECIAL EQUITY INCENTIVE AWARDED TO NEWLY APPOINTED CEO (GRANTED JUNE 2017)

In recognition of Mr. Alvarez’s promotion to the position of CEO, in consultation with its independent compensation consultant, the Committee approved a special one-time restricted stock grant of $475,000. The Committee intended to raise Mr. Alvarez’s 2017 total equity compensation to reflect the prorated value of his new long-term incentive target level. The grant corresponded to 12,202 shares (as per the closing price of $38.93 on the grant date of June 22, 2017), with vesting after Mr. Alvarez’s completion of six months in his new role (January 1, 2018).

PERFORMANCE SHARES PAYOUT—2015-2017 PERFORMANCE CYCLE

On February 27, 2015, the Committee approved a grant of performance shares designed to reward performance over the 3-year performance period (2015-2017). The potential payout of the 2015 performance shares ranged from 0%-150% of target, weighted 50% based on relative total shareholder return (TSR) among the comparative group and 50% based on absolute cumulative earnings per share (EPS) over the performance period. In January 2018, the Committee reviewed Popular’s 2015-2017 performance and determined the degree to which the goals were attained.

2015-2017 Relative TSR

Although the Company started 2017 (year 3 of the performance period) in the 58th percentile among banks with assets greater than $10 billion, its position relative to other banks in the comparative group declined during 2017 (particularly in the 4th quarter) due, significantly, to the effects of Puerto Rico’s economic situation, federal tax reform, and Hurricanes Irma and Maria. Its final 3-year relative TSR of 15.2% ranked in the 5th percentile, below the threshold of the 25th percentile; therefore, no shares were earned for this component.

2015-2017 Absolute EPS, as Adjusted

Consistent with the previously described adjustments for special items applied to the GAAP net income results for our 2017 short-term annual cash incentive, the Committee adjusted Popular’s GAAP EPS results for 2015-2017. In addition, the Committee adjusted the 2017 EPS results to reverse the favorable impact of the $75 million common stock repurchase executed during the first quarter. For information about how we calculated adjusted EPS for purposes of the 2015-2017 performance shares, see Appendix B. The resulting 3-year cumulative EPS of $10.36 was between the threshold and target, yielding a payout of 58.7% of target on this component.

The above decisions yielded a payout of 29% of the total combined target number of performance shares that had been granted, as indicated below.

Payout (as Percentage of Target) 2015—2017
Goal	0% of Target	50% of Target	100% Target	150% Target	Performance	Payout
Relative TSR (Weighted 50%)	< 25th Percentile	25th Percentile	50th Percentile	75th Percentile	5th Percentile (1)	0%
Absolute EPS (Weighted 50%)	< $10.25	$10.25	$10.88	$11.52	$10.36 (2)	58.7%

2018 PROXY STATEMENT  |  45

BENEFITS AND PERQUISITES

Perquisites and other executive benefits do not represent a significant portion of our executive compensation program. During 2017, perquisites such as home security, the use of company-owned automobiles and personal tickets to events sponsored by Popular were offered on a limited basis to NEOs. We do not provide club memberships for NEOs or other executives. Popular owns an apartment in New York City, which is used by the Executive Chairman primarily for business purposes during his frequent visits to New York in support of Popular’s business and other company-related affairs.

DETERMINATION AND ASSESSMENT OF EXECUTIVE COMPENSATION

ROLE OF THE COMPENSATION COMMITTEE

In accordance with its charter, a copy of which is available at www.popular.com, the Committee establishes Popular’s general compensation philosophy and oversees the compensation program for executive officers, including our NEOs. It also reviews and approves the overall purpose and goals of our incentive compensation system and benefit plans. In addition, it reviews plans for executive officers’ development and succession. The Committee met five times during 2017. Throughout the year, the Committee maintained regular communication with its external advisors, non-member directors and management to discuss topics such as emerging legislative and regulatory trends and best practices.

The Committee assesses the effectiveness of its compensation program by reviewing its strategic objectives and business plans, considering each NEO’s scope of responsibility, reviewing market reference data, and assessing the relationship between pay and performance (Popular relative to peers and executives relative to their performance goals). The Committee also evaluates whether our compensation programs meet Popular’s goals by monitoring engagement and retention of executives, and by assessing the relationship between company and individual performance and actual payouts. Furthermore, in conjunction with the annual review of the compensation plans with the CRO, the Committee monitors and evaluates whether the design of incentive plans fosters an environment of prudent risk-taking and sound business decisions.

The Committee may modify payments or adjust the compensation program in light of economic or business results, regulatory requirements, risk assessments or results of the annual shareholders advisory vote on executive compensation. It may also recoup previously awarded incentives due to a financial restatement, a materially inaccurate performance metric or misconduct. The Committee’s main activities in 2017 included:

EXECUTIVE COMPENSATION

•	Reviewed, discussed and approved 2017-2019 performance share goals with respect to total shareholder return and earnings per share.

•	Reviewed 2016 performance of executive officers (including NEOs), approving awards of short-term cash incentive, performance shares and restricted stock, which were paid or granted in early 2017.

•	Assessed the compensation competitiveness of all NEOs and other executive officers.

•	Reviewed executive officer equity holdings and compliance with Popular’s stock ownership guidelines.

•	Received education and updates from its compensation consultant and other sources concerning regulatory developments, market trends and best practices in executive compensation.

•	Reviewed and approved the new duties and compensation program for the newly appointed Executive Chairman and CEO.

•	Validated the compensation peer group for future market comparisons.

GOVERNANCE

•	Discussed incentive plan risks with the CRO and management, concluding that our incentive plans and sales practices did not encourage unnecessary or excessive risk taking.

•	Reviewed advisor independence. It also performed an evaluation of the services provided by its compensation consultant and determined that such consultant was independent.

BENEFITS

•	Reviewed cost, funding, participation and utilization trends related to Popular’s welfare and retirement benefits, including its on-site

46  |  2018 PROXY STATEMENT

health center, wellness incentives and employee retirement readiness.

•	Reviewed the liability-driven investment strategy implemented for the BPPR Retirement Plan.

OTHER

•	Reviewed executive officer development and succession planning.

•	Examined key human resources indicators, including headcount, personnel costs, turnover and employee engagement, among others.

•	Reviewed progress in Popular’s diversity and inclusion strategy, including gender-related aspects of compensation programs.

•	Discussed the hurricane impact on employees, approving early payment of the customary Christmas Bonus and special recognition incentives for non-executive employees.

•	Met in executive session during each Committee meeting.

Although the Committee exercises its independent judgment in reaching compensation decisions, it currently utilizes the advice of the following contributors:

Contributors	Role
Meridian Compensation Partners, LLC Compensation Committee Independent Advisor	Provides independent advice and support to the Committee on relevant market trends, best practices in compensation governance, legislation and other requested compensation matters.
Executive Chairman and President & CEO*

Work with the Committee to ensure that the compensation programs are aligned with Popular’s strategic objectives. Discuss corporate strategy and business goals with the Committee, and provide feedback regarding NEO performance.

Executive Vice President of Administration

Supports the planning and conduct of Committee meetings. Advises on goal setting and performance evaluations, executive compensation and regulatory matters and proposes the design and modifications to the NEO compensation and benefit programs, plans and awards. Supports the annual risk assessment process.

Chief Legal Officer	Counsels on legal matters regarding compensation programs and regulatory affairs.
Chief Accounting Officer/Corporate Comptroller	Evaluates and advises on the compensation programs’ accounting and tax implications.
Chief Risk Officer	Reviews with the Committee all risk-related aspects of Popular’s incentive plans and sales practices.
External Legal Counsel	Provides information and advice on legal and regulatory aspects of executive compensation, employee benefits and board committee governance.

* Neither the Corporation’s Executive Chairman nor the President and CEO may be present during voting or deliberations on his or her respective compensation.

ROLE OF THE COMPENSATION CONSULTANT

The Committee uses the services of compensation consultant Meridian Compensation Partners, LLC (“Meridian”) to serve as its independent advisor and review Popular’s executive compensation program’s competitiveness and the pay-performance relationship in light of competitive market practices among our peer group and applicable regulations. During 2017, Meridian attended Committee meetings and conferred on multiple occasions with the Committee Chair and various members to provide updates and guidance on

2018 PROXY STATEMENT  |  47

compensation matters. During the entire period, Meridian reported directly to the Committee regarding these matters, and the firm had no other relationship with, nor provided any other services to, Popular.

The Committee has reviewed and concluded that Meridian’s consultation services comply with the standards adopted by the SEC and by NASDAQ with regard to compensation advisor independence and conflicts of interest. The Committee will continue to monitor this compliance on an ongoing basis.

COMPENSATION INFORMATION AND PEER GROUP

The Committee periodically assesses the competitiveness of its executive pay practices through external studies conducted by Meridian as well as supplemental internal research based on proxies and compensation surveys (including resources provided by Equilar, Willis Towers Watson, and similar service providers). The Committee also considers executive compensation information from financial institutions in the headquarters market of Puerto Rico.

The Committee utilizes the information from internal and external analyses to assess the appropriateness of compensation levels (relative to market and performance) and considers the information when setting program guidelines, including base salary ranges, incentive targets and equity compensation. An individual’s relative compensation with respect to the peer group may vary according to his or her role, Popular’s financial performance, and individual qualifications, experience and performance as assessed by the Committee.

Our compensation peer group used for 2017 pay and performance comparisons, as well as reviews of compensation structure and design, was approved by the Committee in 2016 and comprised of the banks listed in the table below. Popular’s total assets were positioned near the median of the group.

Peer Group
Associated Banc-Corp	New York Community Bancorp
BankUnited, Inc.	People’s United Financial
BOK Financial Corporation	Signature Bank
Comerica Incorporated	SVB Financial Group
Commerce BancShares, Inc.	Synovus Financial Corp.
Cullen/Frost Bankers Inc.	Umpqua Holdings Corporation
East West Bancorp Inc.	Webster Financial Crop
First Horizon National Corporation	Wintrust Financial Corporation
First Republic Bank	Zions Bancorporation

OTHER ASPECTS OF OUR EXECUTIVE COMPENSATION PROGRAM

INCENTIVE RECOUPMENT GUIDELINE (CLAWBACK)

The Committee has established an Incentive Recoupment Guideline covering its executive officers and other employees designated by the Committee from time to time, which provides for the recoupment of certain cash- and equity-based incentive compensation awards and payments in the event of (i) a restatement of all or a portion of Popular’s financial statements; (ii) a performance goal or metric that is determined to be materially inaccurate; or (iii) an act or omission by the covered executive that constitutes misconduct.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

As part of its role, the Committee considers the deductibility of executive compensation under Section 162(m) of the U.S. Internal Revenue Code. The Committee is cognizant of and will continue to consider the impact of the U.S. Tax Cuts and Jobs Act of 2017, which expanded the number of individuals covered by Section 162(m) of the Internal Revenue Code and eliminated the exception for performance-based compensation (generally effective beginning for the 2018 tax year) on the Company’s compensation programs and design. In addition, for NEOs who are residents of Puerto Rico,

48  |  2018 PROXY STATEMENT

compensation is deductible for income tax purposes if it is reasonable. It is the Committee’s intention that the compensation paid to Popular’s NEOs be deductible, but the Committee reserves the ability to grant or pay compensation that is not deductible. For the fiscal year 2017, all NEOs were residents of Puerto Rico.

ENSURING PRUDENT RISK TAKING

Appropriate risk management is a key consideration in Popular’s daily operations and decisions. We seek to design compensation programs that do not promote improper sales practices or encourage excessive or unnecessary risk taking by employees. We share with management regular communications concerning the regulatory requirements governing sound sales and incentive practices.

The Committee conducts an annual review of incentive and sales practices risk in conjunction with the CRO. During the December 2017 Committee meeting, the CRO outlined the results of his evaluation, which covered absolute levels and year-over-year changes in number of participants and incentive award payouts, trends in customer claims and complaints, and an in-depth review of specific plans in multiple sales and support divisions. The review encompassed sales practices and the reinforcing framework of incentives, policies and procedures, monitoring and controls, customer inquiries/complaints and employee training and feedback mechanisms. Based on the review, the CRO did not identify any incentive plans or sales practices that would encourage employees to take unnecessary or excessive risks. In conjunction with risk management processes, the compensation programs are designed to adequately balance risks and rewards through: appropriate use of base pay, short-term incentives (cash) and long-term incentives (stock); thresholds and caps to limit payouts; mix of financial and non-financial components; link to company performance; and competitive pay practices. Furthermore, an executive’s incentive payout may be adjusted by the Committee at its discretion if results are not aligned with Popular’s risk appetite. The Committee will continue to monitor our compensation programs to ensure that they do not promote improper sales practices or inappropriate risk-taking, and that they comply with current and emerging regulations and industry best practices.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with management and recommended to the Board that the CD&A be included in this Proxy Statement.

Respectfully submitted,

The Compensation Committee

    Maria Luisa Ferré, Chair

    David E. Goel

    William J. Teuber, Jr.

    Carlos A. Unanue

2018 PROXY STATEMENT  |  49

2017 Executive Compensation Tables and Compensation Information

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of our NEOs for the year ended December 31, 2017, which reflects the full year of the equity (stock) and non-equity (cash) components of our current executive compensation program.

Name and Principal Position	Year	Salary ($)(a)	Bonus ($)(b)	Stock Awards ($)(c)	Non-Equity Incentive Plan Compensation ($)(d)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(e)	All Other Compensation ($)(f)	Total ($)
Richard L. Carrión Executive Chairman since July 1, 2017 (formerly Chief Executive Officer)	2017	$1,300,000	$50,205	$2,100,000	$1,016,133	$170,591	$209,168	$4,846,097
	2016	1,453,846	58,533	2,520,000	1,850,800	—	266,141	6,149,320
	2015	1,400,000	58,528	2,800,000	2,276,073	—	281,848	6,816,449
Ignacio Alvarez President and Chief Executive Officer since July 1, 2017 (formerly President and Chief Operating Officer)	2017	807,500	37,535	1,145,670	831,387	—	40,846	2,862,938
	2016	742,500	29,822	804,375	845,155	—	15,130	2,436,982
	2015	695,769	29,817	893,750	1,038,277	—	11,656	2,669,269

Carlos J. Vázquez Executive Vice President and Chief Financial Officer	2017	675,000	28,225	506,250	537,030	47,055	21,089	1,814,649
	2016	700,962	28,220	607,500	709,250	—	13,617	2,059,549
	2015	670,192	28,215	675,000	842,855	—	11,700	2,227,962
Javier D. Ferrer Executive Vice President and Chief Legal Officer	2017 2016 2015	550,000 571,154 550,000	22,932 22,927 22,922	412,500 495,000 550,000	437,953 477,950 583,697	— — —	13,693 14,296 10,162	1,437,078 1,581,327 1,716,781
Lidio V. Soriano Executive Vice President and Chief Risk Officer	2017 2016 2015	500,000 519,231 476,923	20,863 20,858 20,853	375,000 450,000 500,000	365,764 526,500 617,300	— — —	12,855 12,524 8,734	1,274,482 1,529,113 1,623,810
Eli S. Sepúlveda Executive Vice President Commercial Credit Group	2017	450,000	18,905	337,500	363,050	58,418	22,342	1,250,215

(a)

Includes salaries before deductions. On July 1, 2017, Mr. Alvarez, former President and Chief Operating Officer, was appointed President and Chief Executive Officer of the Corporation. Mr. Carrión, former Chief Executive Officer, was appointed Executive Chairman. In light of their new roles, Mr. Alvarez’ annualized base salary was increased to $900,000 and Mr. Carrión’s annualized base salary was reduced to $1,200,000. The base pay differences for the NEOs between 2015, 2016, and 2017 are attributable to the following: the calendar year 2016 contained 27 biweekly pay periods, as compared to 26 biweekly pay periods in 2015 and 2017. Annual salary as of December 31, 2017 was: R. Carrión, $1,200,000; I. Alvarez, $900,000; C. Vázquez, $675,000; J. Ferrer, $550,000; L. Soriano, $500,000; and E. Sepúlveda, $450,000.

(b)	Includes Popular’s customary Christmas bonus provided to its Puerto Rico-based employees, equal to 4.17% of base pay.

(c)

The awards reported in the “Stock Awards” column were provided in the form of restricted stock and performance shares, granted on February 24, 2017. The value in the column above represents the fair value of the restricted stock and performance shares determined in accordance with FASB ASC Topic 718 based on the closing price of Popular’s common stock on the grant date ($44.35) and the probable outcome of the applicable performance conditions. With regard to the restricted stock, 80% of the shares will vest (i.e., no longer be subject to forfeiture) in equal annual installments over four years, and the remaining 20% will vest upon retirement. The grant date fair value of the restricted stock award is as follows: R. Carrión, $980,000; I. Alvarez, $313,170; C. Vázquez, $236,250; J. Ferrer, $192,500; L. Soriano, $175,000; and E. Sepúlveda, $157,500. For Mr. Alvarez, it includes a one-time grant of $475,000 in restricted stock in recognition for his promotion to President and CEO, with a closing price of Popular’s common stock on the June 22, 2017 grant date of $38.93.

The performance shares vest after the end of a 3-year performance cycle (2017-2019). The number of shares actually earned will depend on Popular’s achievement of goals related to: (i) TSR; and (ii) an absolute cumulative EPS goal. Each metric corresponds to one-half of the performance share incentive opportunity. Actual earned awards may range from 0 to 1.5 times the target opportunity based on performance. The amounts in the table reflect the target (or 100%) level of achievement, as follows: R. Carrión, $1,120,000; I. Alvarez, $357,500; C. Vázquez, $270,000; J. Ferrer, $220,000; L. Soriano, $200,000; and E. Sepúlveda, $180,000. The maximum potential value for each performance shares award is as follows: R. Carrión, $1,680,000; I. Alvarez, $536,250; C. Vázquez, $405,000; J. Ferrer, $330,000; L. Soriano, $300,000; and E. Sepúlveda, $270,000.

(d)

The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the amounts earned by each NEO under Popular’s annual short-term incentive. NEOs were eligible to participate in a 2017 annual cash incentive opportunity based on the achievement of their annual corporate, business unit and individual goals. The “2017 Compensation Program and Pay Decisions” section of the Compensation Discussion and Analysis describes how the 2017 short-term incentive awards to the NEOs were determined.

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(e)

No additional benefits in the defined benefit Retirement and Restoration Plans were earned in 2017 as they have been frozen since 2009. This column contains the required accounting representation of the annual change in present value of the pension benefit as of December 31, 2017. With respect to 2015 and 2016, pursuant to proxy rules, the change in present value of accrued benefits is not reflected in this table since it decreased during the year, mainly due to the combined effect of a decrease in the discount rate used for measuring plan liabilities offset by changes in mortality assumptions.

Present value for changes in pension value were determined using year-end Statement of Financial Accounting Standard Codification Topic 715, Compensation—Retirement Benefits (ASC 715) assumptions with the following exception: payments are assumed to begin at the earliest possible retirement date at which benefits are unreduced. The age to receive retirement benefits with no reductions is 55 provided the participant has completed 10 years of service. Each participating NEO has reached the aforementioned unreduced retirement eligibility.

(f)

The amounts reported in the “All Other Compensation” column reflect, for each NEO, the sum of (i) the incremental cost to Popular of all perquisites and other personal benefits, (ii) the amounts contributed by Popular to the Savings Plan, and (iii) the change in value of retiree medical insurance coverage. The following table outlines those perquisites received by those NEOs with an aggregate value exceeding $10,000:

Types of Perquisites Received	Richard L. Carrión	Ignacio Alvarez	Carlos J. Vázquez	Javier D. Ferrer	Lidio V. Soriano	Eli S. Sepúlveda
Non Work-Related Security (i)	X	X
Company-Owned Vehicle	X	X	X	X	X	X
Other (ii)	X

(i)	The incremental cost to Popular for the personal security of Messrs. Carrión and Alvarez was $194,186 and $23,460, respectively.

(ii)

Includes benefits provided to certain NEOs, the value of which does not exceed the greater of $25,000 or 10% of the total amount of benefits received by each NEO, such as personal tickets to events sponsored by Popular.

The following table shows Popular’s match under the Puerto Rico Savings and Investment Plan:

Employer Match to Savings Plan ($)
Richard L. Carrión	$8,250
Ignacio Alvarez	8,250
Carlos J. Vázquez	8,250
Javier D. Ferrer	8,250
Lidio V. Soriano	7,500
Eli S. Sepúlveda	8,250

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GRANTS OF PLAN-BASED AWARDS

The following table details all equity and non-equity plan-based awards granted to each of the NEOs during fiscal year 2017.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (b)			All Other Stock Awards: Number of Shares of Stock or Units (#) (c)	Grant Date Fair Value of Stock and Option Awards ($) (d)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Richard L. Carrión									$2,100,000
2017 Short-Term Cash Incentive		$490,000	$1,210,000	$1,815,000
Restricted Stock	24-Feb-17							22,097
Performance Shares	24-Feb-17				12,628	25,254	37,882
Ignacio Alvarez									1,145,670
2017 Short-Term Cash Incentive		305,125	771,750	1,157,625
Restricted Stock	24-Feb-17							7,062
Restricted Stock	22-Jun-17							12,202
Performance Shares	24-Feb-17				4,032	8,062	12,094
Carlos J. Vázquez									506,250
2017 Short-Term Cash Incentive		202,500	540,000	810,000
Restricted Stock	24-Feb-17							5,327
Performance Shares	24-Feb-17				3,044	6,088	9,132
Javier D. Ferrer									412,500
2017 Short-Term Cash Incentive		165,000	440,000	660,000
Restricted Stock	24-Feb-17							4,341
Performance Shares	24-Feb-17				2,482	4,962	7,444
Lidio V. Soriano									375,000
2017 Short-Term Cash Incentive		150,000	400,000	600,000
Restricted Stock	24-Feb-17							3,946
Performance Shares	24-Feb-17				2,256	4,510	6,766
Eli S. Sepúlveda									337,500
2017 Short-Term Cash Incentive		135,000	360,000	540,000
Restricted Stock	24-Feb-17							3,552
Performance Shares	24-Feb-17				2,030	4,060	6,090

(a)

This section includes the 2017 short-term cash incentive. The amounts shown in the “Threshold” column assume that the leadership component did not meet performance “Threshold”, but the NEOs are awarded with the minimum level for the Corporation and Business Unit goals; however, these portions are not guaranteed. The actual short-term annual incentive awards for 2017 performance were as follows: R. Carrión, $1,016,133; I. Alvarez, $831,387; C. Vázquez, $537,030; J. Ferrer, $437,953; L. Soriano, $365,764; and E. Sepúlveda, $363,050.

Due to Mr. Alvarez new role as CEO effective July 1, 2017, the target opportunity under the short-term annual cash incentive was increased from 90% to 100% of his base salary. Mr. Carrión’s target opportunity under the short-term annual cash incentive was reduced from 100% to 85% of his base salary also effective July 1, 2017. The amounts shown in this section were prorated based on the corresponding plan design and salary that applied to their respective roles during the year.

(b)

This section includes the performance shares awarded on February 24, 2017. The number of shares was determined based on the closing price of Popular’s common stock on the grant date of February 24, 2017 ($44.35). The shares will vest on the third anniversary of the grant date, subject to Popular’s achievement of certain performance goals during the performance cycle. The performance goals will be based on two performance metrics weighted equally: Total Shareholder Return and absolute cumulative Earnings Per Share. The performance cycle is a three-year period beginning on January 1 of the calendar year of the grant date and ending on December 31 of the third year. Each performance goal will have a defined minimum threshold (i.e., minimum result for which an incentive would be earned equal to one-half of target number of shares), target (i.e., result at which 100% of the incentive would be earned) and maximum level of performance (i.e., result at which 1.5 times the incentive target would be earned).

(c)

This section includes the restricted stock awarded on February 24, 2017; the number of shares was determined based on the closing price of Popular’s common stock on the grant date of February 24, 2017 ($44.35). The shares will vest (i.e., no longer to be subject to forfeiture) as follows: 80% will vest in equal installments on each of the first four anniversaries of the grant date and 20% will vest upon retirement, defined as termination of employment after attaining age 55 with 10 years of service or age 60 with 5 years of service. This section also includes a one-time grant of 12,202 restricted stock for Mr. Alvarez in recognition for his promotion to President and CEO. The Compensation Committee awarded Mr. Alvarez a one-time grant of $475,000 in restricted stock based on the prorated value of his new long-term incentive target opportunity of 185% of his base salary. The grant corresponds to 12,202 shares based on the closing price of the Corporation’s common stock on the grant date of June 22, 2017, which was $38.93. The restricted stock was subject to forfeiture and restrictions on transferability until January 1, 2018, when it vested.

(d)	The amounts reported in this column represent the grant date fair value of both performance shares and restricted stock.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information with respect to the value of all restricted stock and performance shares previously awarded to the NEOs (based on the closing price of Popular’s common stock as of December 29, 2017, the last trading day of 2017, which was $35.49).

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#) (a)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (b)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard L. Carrión	121,243	$4,302,914	70,764	$2,511,414
Ignacio Alvarez	46,762	1,659,583	22,589	801,684
Carlos J. Vázquez	26,697	947,477	17,060	605,459
Javier D. Ferrer	21,264	754,659	13,902	493,382
Lidio V. Soriano	19,331	686,057	12,637	448,487
Eli S. Sepúlveda	16,546	587,218	10,887	386,380

(a)	Vesting dates of shares or units of stock that have not vested:

	2005 Restricted Stock Award (i)	2006 Restricted Stock Award (i)	2015 Restricted Stock Award (ii)	2015 Performance Shares Award (iii)	2016 Restricted Stock Award (iv)	2017 Restricted Stock Award (v)	Total
Richard L. Carrión	6,069	6,931	30,207	10,429	45,510	22,097	121,243
Ignacio Alvarez	—	—	9,642	3,329	14,527	19,264	46,762
Carlos J. Vázquez	—	601	7,283	2,515	10,971	5,327	26,697
Javier D. Ferrer	—	—	5,934	2,049	8,940	4,341	21,264
Lidio V. Soriano	—	—	5,395	1,863	8,127	3,946	19,331
Eli S. Sepúlveda	—	70	4,532	1,565	6,827	3,552	16,546

(i)	The shares will vest upon termination of employment on or after age 55 and completing 10 years of service.

(ii)

80% of the shares will vest in equal installments on each of the first four anniversaries of the approval date (February 27, 2015) and 20% will vest upon retirement, defined as termination of employment after attaining age 55 with 10 years of service or age 60 with 5 years of service.

(iii)

The number of shares shown in the tables above are actual shares earned based on the degree to which the goals were attained during the 2015—2017 performance cycle that ended on December 31st, 2017. The shares are subject to continued time-based vesting until February 27, 2018. The dividend equivalents earned and subject to continued time-based vesting until February 27, 2018, were as follows: R. Carrión, 578 shares; I. Alvarez, 185 shares; C. Vázquez, 140 shares; J. Ferrer, 114 shares; L. Soriano, 104 shares; and E. Sepúlveda, 87 shares.

(iv)

80% of the shares will vest in equal installments on each of the first four anniversaries of the grant date (January 27, 2016) and 20% will vest upon retirement, defined as termination of employment after attaining age 55 with 10 years of service or age 60 with 5 years of service.

(v)

80% of the shares will vest in equal installments on each of the first four anniversaries of the grant date (February 24, 2017) and 20% will vest upon retirement, defined as termination of employment after attaining age 55 with 10 years of service or age 60 with 5 years of service. For Mr. Alvarez, a portion of the restricted stock (12,202 shares) was subject to forfeiture and restrictions on transferability until January 1, 2018, when it became vested.

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(b)	Vesting dates of unearned shares, units or other rights that have not vested:

	2016 Performance Shares Award (i)	2017 Performance Shares Award (ii)	Total
Richard L. Carrión	45,510	25,254	70,764
Ignacio Alvarez	14,527	8,062	22,589
Carlos J. Vázquez	10,972	6,088	17,060
Javier D. Ferrer	8,940	4,962	13,902
Lidio V. Soriano	8,127	4,510	12,637
Eli S. Sepulveda	6,827	4,060	10,887

(i)

The number of performance shares shown in the tables above is based on achievement of target performance. The shares will vest on January 27, 2019, subject to the achievement of certain performance goals during the 2016—2018 performance cycle. Refer to note b of the Grants of Plan-Based Awards Table.

(ii)

The number of performance shares shown in the tables above is based on achievement of target performance. The shares will vest on February 24, 2020, subject to the achievement of certain performance goals during the 2017—2019 performance cycle. Refer to note b of the Grants of Plan-Based Awards Table.

OPTION EXERCISES AND STOCK VESTED TABLE FOR 2017

The following table includes certain information with respect to the vesting of stock awards during 2017.

	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (a)
Richard L. Carrión	21,447	$962,576
Ignacio Alvarez	6,846	307,259
Carlos J. Vázquez	5,170	232,038
Javier D. Ferrer	4,213	189,086
Lidio V. Soriano	3,830	171,897
Eli S. Sepúlveda	3,217	144,384

(a)	Value represents the number of shares that vested multiplied by the closing market value of our common stock on the applicable vesting dates.

POST-TERMINATION COMPENSATION

Popular offers comprehensive retirement benefits to all eligible employees, including NEOs, as summarized below:

PUERTO RICO

Retirement Plan

The Retirement Plan was frozen with regard to all future benefit accruals after April 30, 2009. It had previously been closed to new hires and was frozen as of December 31, 2005 to employees who were under 30 years of age or were credited with fewer than 10 years of benefit service. These actions also applied to the related retirement benefit restoration plans described below.

The Retirement Plan’s benefit formula is based on a percentage of average final compensation and years of service. Normal retirement age under the Retirement Plan is age 65 with five years of service and, in general, benefits are paid for life in the form of a single life annuity plus supplemental death benefits, and are not reduced for Social Security or other payments received by the participants. Pension costs are funded in accordance with minimum funding standards under the Employee Retirement Income Security Act of 1974 (“ERISA”). The Retirement Plan is qualified in accordance with the U.S. Internal Revenue Code, which establishes limits on compensation and benefits. The Retirement Plan is also qualified under the laws of Puerto Rico.

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Popular has adopted two Benefit Restoration Plans (“Restoration Plans”), which are not qualified in accordance with the U.S. Internal Revenue Code and are designed to restore benefits that would otherwise have been received by an eligible employee under the Retirement Plan but for the limitations imposed by the U.S. Internal Revenue Code. The Restoration Plans do not offer credit for years of service not actually worked, preferential benefit formulas or accelerated vesting of pension benefits, beyond the provisions of the Retirement Plan. The restoration benefits of employees who are residents of Puerto Rico are funded through an ERISA pension trust that is qualified under the laws of Puerto Rico.

In addition, BPPR maintains an irrevocable trust as a source of funds for payment of benefit restoration liabilities to all non-Puerto Rico resident participants.

PENSION BENEFITS

The following table sets forth certain information with respect to the value of retirement payments accrued as of December 31, 2017 under Popular’s retirement plans for the NEOs eligible to participate under such plans. Messrs. Alvarez, Ferrer and Soriano are not eligible to participate in the Retirement Plan or Benefit Restoration Plan.

Name	Plan Name	Number of Years of Credited Service Through April 30, 2009	Present Value of Accumulated Benefit ($) (a)	Payments During Last Fiscal Year ($)
Richard L. Carrión	Retirement Pension Plan	32.917	$1,355,096	—
	Benefit Restoration Plan		5,904,676	—
Carlos J. Vázquez	Retirement Pension Plan	8.750	$341,799	—
	Benefit Restoration Plan		904,118	—
Eli S. Sepúlveda	Retirement Pension Plan	17.583	712,906	—
	Benefit Restoration Plan		—	—

(a)

This column represents the present value of all future expected pension benefit payments. Values were determined using year-end ASC 715 assumptions with the exception that payments are assumed to begin at the earliest possible retirement date at which benefits are unreduced. Each participating NEO has reached the aforementioned unreduced retirement eligibility.

Normal retirement is upon reaching age 65 and completion of 5 years of service. The normal retirement benefit is equal to the sum of (a) 1.10% of the average final compensation multiplied by the years of credit up to a maximum of 10 years, plus (b) 1.45% for each additional year of credit up to a maximum of 20 additional years. Participants become eligible for early retirement upon the earlier of: (a) attainment of age 50 with sum of age and years of service equal or greater than 75, or (b) attainment of age 55 with 10 or more years of service.

Puerto Rico Savings and Investment Plan

The Popular, Inc. Puerto Rico Savings and Investment Plan is qualified under section 1081.01(a) and (d) of the Puerto Rico Internal Revenue Code of 2011, as amended. It allows eligible Puerto Rico-based employees who have completed 30 days of service to defer a portion of their total annual cash compensation on a pre-tax or after-tax basis, subject to the maximum amount permitted by applicable tax laws. Popular matches 50% of employee pre-tax contributions up to eight percent of the participant’s cash compensation.

Puerto Rico Nonqualified Deferred Compensation Plan

The Popular, Inc. Puerto Rico Nonqualified Deferred Compensation Plan allows certain management or highly compensated Puerto Rico-based employees to defer receipt of a portion of their annual cash compensation in excess of the amounts allowed to be deferred under the Popular, Inc. Puerto Rico Savings and Investment

Plan. The plan is an unfunded plan of deferred compensation for a select group of management or highly compensated employees intended to be exempt from the provisions of Parts 2, 3 and 4 Title I, Subtitle B of ERISA. It is not intended to be a tax qualified retirement plan under Section 1081 of the Puerto Rico Internal Revenue Code.

2018 PROXY STATEMENT  |  55

Benefits are normally distributed upon termination of employment, death or disability. Withdrawals during participant’s service are allowed due to financial hardship and post-

secondary education. A participant shall be considered fully vested at all times. During 2017, Messrs. Carrión, Alvarez, Vázquez, Ferrer and Sepúlveda participated in this plan.

The following table shows nonqualified deferred compensation activity and balances attributable to NEOs:

Name	Executive Contribution in Last FY (2017) (a)	Registrant Contribution in Last FY (2017)	Aggregate Earnings in Last FY (2017) (b)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE (12/31/2017)
Richard L. Carrión	$37,615	—	$2,568	—	$40,183
Ignacio Alvarez	—	—	10,681	—	81,822
Carlos J. Vázquez	65,163	—	14,713	—	139,783
Javier D. Ferrer	31,731	—	2,581	—	34,312
Eli S. Sepúlveda	9,000	—	21,673	—	140,103

(a)	Amounts reported in this column are included in the Salary column of the Summary Compensation Table.

(b)	Based on notional earnings and losses from notional investments made by participants in a slate of investment options available under the plan.

UNITED STATES

USA Savings and Investment Plan

The Popular, Inc. 401(k) USA Savings and Investment Plan is qualified under section 401(a) and (k) of the United States Internal Revenue Code of 1986, as amended. It allows eligible U.S.-based employees who have completed 30 days of service to defer a portion of their total annual cash compensation on a pre-tax basis, subject to the maximum amount permitted by applicable tax laws. Popular matches 50% of employee pre-tax contributions up to eight percent of the participant’s cash compensation.

Popular North America, Inc. Deferral Plan

The Popular North America, Inc. (“PNA”) Deferral Plan is an unfunded plan of deferred compensation for a select group of management or highly compensated employees of PNA or its subsidiaries. Under this plan, participants may elect to defer a portion of their annual cash compensation. It is intended to be exempt from the provisions of Parts 2, 3 and 4 Title I, Subtitle B of ERISA and to comply with the requirements of Section 409A of the United States Internal Revenue Code relating to non-qualified deferred compensation. Benefits are normally payable upon termination of employment, death or disability. In-service distributions are permitted in accordance with Section 409A.

EMPLOYMENT AND CHANGE-OF-CONTROL AGREEMENTS

Popular does not have employment or change of control agreements with our NEOs. Nevertheless,

Popular’s 2004 Omnibus Incentive Plan, as amended (the “Omnibus Plan”), contains provisions governing change of control with respect to outstanding equity awards. The Omnibus Plan was amended pursuant to shareholder approval at Popular’s 2013 annual meeting of shareholders to increase the maximum total number of shares of common stock that we may issue under the Omnibus Plan and revise certain provisions pertaining to change of control, among others.

AWARDS GRANTED UNDER THE OMNIBUS PLAN

The terms of the Omnibus Plan, as in effect as of April 30, 2013, provide for “double-trigger” vesting in the event of a Change of Control, which means that awards subject to time-based vesting will vest if the holder’s employment is terminated without Cause, or if the holder terminates employment for Good Reason (each as defined in the Omnibus Plan) within two years after a Change of Control. Except as otherwise set forth in an award agreement, awards subject to performance-based vesting will be deemed earned at the greater of target or actual performance through the Change of Control date (or if no target level is specified, the maximum level) and will be subject to time-based vesting through the end of the original performance cycle for each such award, subject to accelerated vesting on a termination without Cause or for Good Reason within two years after the Change of Control. Awards granted under the Omnibus Plan before April 30, 2013 generally vest on a Change of Control, with awards subject to performance-based vesting based on target performance.

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Under the Omnibus Plan, a Change of Control generally occurs: (i) if any person acquires direct or indirect ownership of 50% or more of Popular’s outstanding voting stock; (ii) upon consummation (shareholder approval for pre-April 30, 2013 awards) of any consolidation or merger in which we are not the surviving corporation; or (iii) upon shareholder approval of the sale, lease, exchange or transfer of all, or substantially all, of the assets to an entity which is not a wholly-owned subsidiary of Popular. However, a Change of Control will not occur if holders of common stock immediately prior to the consolidation or merger have the same or substantially the same proportionate ownership of the surviving corporation immediately after the merger.

PAYMENTS MADE UPON TERMINATION OF EMPLOYMENT

Regardless of the circumstances pursuant to which NEOs terminate their employment with Popular, they are entitled to receive certain amounts earned during their employment. Such amounts include:

•	Amounts contributed to Popular’s Savings and Investment Plan, including the vested portion of the employer-sourced funds;
•	Benefits accumulated under the Retirement Plan, including retiree medical and the Benefit Restoration Plan;

•	Awards under the Senior Executive Long-Term Incentive Plan granted in years 1997-1999 in the form of deferred stock; and

•	Any balances in the non-qualified deferred compensation plans.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table and footnotes describe certain potential payments that each NEO would receive upon termination of employment or a change of control as of December 31, 2017. The table does not include:

•	Compensation or benefits previously earned by the NEO or equity awards that are fully vested;

•	The value of pension benefits that are disclosed in the Pension Benefits table above; and

•	The amounts payable under deferred compensation plans that are disclosed in the Nonqualified Deferred Compensation Plan table above.

		Long-Term Incentive Plan ($)(b)
Name and Termination Scenarios(a)	Total ($)	Restricted Stock	Performance Shares	Senior Executive Long-Term Incentive Plan(f)
Richard L. Carrión
Retirement(c)	$4,478,420	$4,282,401	—	$196,019
Death & Disability	6,989,834	4,282,401	2,511,414	196,019
Change of Control(d)	6,989,834	4,282,401	2,511,414	196,019
Resignation(e)	4,478,420	4,282,401	—	196,019
Termination With Cause	196,019	—	—	196,019
Termination Without Cause	5,853,941	4,282,401	1,375,521	196,019
Ignacio Alvarez
Retirement(c)	—	—	—	—
Death & Disability	2,454,701	1,653,018	801,684	—
Change of Control(d)	2,454,701	1,653,018	801,684	—
Resignation	—	—	—	—
Termination With Cause	—	—	—	—
Termination Without Cause	1,724,135	1,285,053	439,082	—
Carlos J. Vázquez
Retirement(c)	942,508	942,508	—	—
Death & Disability	1,547,967	942,508	605,459	—
Change of Control(d)	1,547,967	942,508	605,459	—
Resignation(e)	942,508	942,508	—	—
Termination With Cause	—	—	—	—
Termination Without Cause	1,274,126	942,508	331,619	—

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		Long-Term Incentive Plan ($)(b)
Name and Termination Scenarios(a)	Total ($)	Restricted Stock	Performance Shares	Senior Executive Long-Term Incentive Plan(f)
Javier D. Ferrer
Retirement(c)	—	—	—	—
Death & Disability	1,243,995	750,614	493,382	—
Change of Control(d)	1,243,995	750,614	493,382	—
Resignation	—	—	—	—
Termination With Cause	—	—	—	—
Termination Without Cause	733,226	463,005	270,221	—
Lidio V. Soriano
Retirement(c)	—	—	—	—
Death & Disability	1,130,818	682,366	448,452	—
Change of Control(d)	1,130,818	682,366	448,452	—
Resignation	—	—	—	—
Termination With Cause	—	—	—	—
Termination Without Cause	652,417	406,779	245,638	—
Eli S. Sepúlveda
Retirement(c)	$584,130	$584,130	—	—
Death & Disability	970,510	584,130	386,380	—
Change of Control(d)	970,510	584,130	386,380	—
Resignation	584,130	584,130	—	—
Termination With Cause	—	—	—	—
Termination Without Cause	793,687	584,130	209,557	—

(a)	The annual performance incentive is not guaranteed; therefore, if termination of employment takes place before the date the award is paid, the NEO would not be entitled to receive the award.

(b)	Values of equity grants are based on $35.49, the closing price of Popular’s common stock as of December 29, 2017. Termination provisions based on type of termination prior to vesting:

	Regular Restricted Stock	Performance Shares
Retirement	Become Vested	Contingent Vesting
Death & Disability	Become Vested	Become Vested
Change of Control	Become Vested	Become Vested
Resignation	Forfeiture	Forfeiture
Termination With Cause	Forfeiture	Forfeiture
Termination Without Cause	Prorated Vesting	Prorated Vesting

(c)

For grants prior to January 2014, retirement is defined as termination of employment on or after attaining age 55 and completing 10 years of service (except when termination is for cause). For grants after January 2014, the retirement definition was modified to be termination of employment on or after attaining the earlier of: (x) age 55 and completing 10 years of service, or (y) age 60 and 5 years of service (except when termination is for cause).

(d)

Outstanding awards granted in 2005 and 2006 are subject to a single trigger requirement for accelerated vesting in the event of change of control. Outstanding awards granted in 2015, 2016, and 2017 were subject to double trigger in the event of a change of control. The following amounts are subject to single trigger: R. Carrión, $461,370; C. Vázquez, $21,329; and E. Sepúlveda, $2,484. The following amounts are subject to double trigger: R. Carrión, $3,471,419; I. Alvarez, $1,541,437; C. Vázquez, $836,890; J. Ferrer, $681,940; L. Soriano, $619,939; and E. Sepúlveda, $529,191.

(e)	For Mr. Carrión, Mr. Vázquez, and Mr. Sepúlveda any resignation would be considered retirement since they are retirement-eligible. The other NEOs are not retirement eligible as of December 31, 2017.

(f)

The Senior Executive Long-Term Incentive Plan was a performance-based plan with a three-year performance period. Awards were made under the plan in 1997, 1998 and 1999 based on Popular’s performance during the respective preceding three-year performance periods. The plan had financial targets such as return on equity and stock appreciation. The plan gave NEOs the choice of receiving the incentive in cash or common stock. If they chose common stock, the compensation was deferred in the form of common stock until termination of employment. These are dollar values using the number of shares awarded at the time, the dividends (in shares) received multiplied by the closing price of Popular’s common stock on December 29, 2017, the last trading day of 2017, which was $35.49.

Under Puerto Rico law, if any employee hired prior to January 26, 2017 (including all of our NEOs) is terminated from his employment without “just cause”, as said term is defined by Puerto Rico Law No. 80 of May 30, 1976, he would be entitled to a statutory severance payment, which is calculated as follows: (i) employees with less than five years of employment—two months of compensation plus an

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additional one week of compensation per year of service; (ii) employees with five through fifteen years of employment—three months of compensation plus two weeks of compensation per year of service; (iii) employees with more than fifteen years of employment—six months of compensation plus three weeks of compensation per year of service.

CEO PAY RATIO

The table below sets forth comparative information regarding (A) the 2017 annual total compensation of Mr. Alvarez, our current CEO, (B) the 2017 annual total compensation of our median employee, and (C) the ratio of our CEO’s 2017 annual total compensation compared to the 2017 annual total compensation of our median employee. For 2017, the ratio of Mr. Alvarez’s 2017 annual total compensation to the 2017 annual total compensation of our median employee was 83 to 1.

CEO 2017 annual total compensation (A)	$2,862,938
Median employee 2017 annual total compensation (B)	$34,287
Ratio of (A) to (B)	83:1

To identify the median employee, compensation data was gathered for our entire employee population as of December 31, 2017, excluding our current and former CEO. We used total 2017 earned compensation (salary, incentives and commissions) as the compensation measure that best reflects the compensation of all our employees. In accordance with SEC rules, after identifying our median employee, the 2017 annual total compensation of the median employee and our current CEO (who was CEO on the date used to identify our median employee, i.e. December 31, 2017) were determined using the same methodology that we use to determine our named executive officers’ annual total compensation for the Summary Compensation Table.

Mr. Alvarez’s annual total compensation above reflects six months in his current position as President and CEO, and six months in his former position as President and COO. If Mr. Alvarez had been President and CEO for all of 2017, and assuming he had received short-term and long-term incentive awards at target, his 2017 annual target total compensation as President and CEO would have been $3,543,381. This would have yielded a pay ratio of 103 to 1 for 2017.

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Compensation of Non-Employee Directors

COMPENSATION OF DIRECTORS

The Corporate Governance and Nominating Committee has primary responsibility for recommending director compensation levels, subject to approval by the full Board. During 2015, the Corporate Governance and Nominating Committee engaged Meridian Compensation Partners, LLC, a compensation consultant, to perform an analysis of Popular’s non-employee director compensation package which had been in effect since July 2004. After comparing our director compensation to the compensation of 17 peer banks, all publicly traded companies similar to us in asset size, Meridian concluded that Popular’s director compensation program was below the 25th percentile of the peer banks. On December 11, 2015, after considering peer practices and various compensation structures and upon recommendation of the Corporate Governance and Nominating Committee, the Board unanimously approved a revised director annual compensation program. The following table summarizes the current annual compensation for non-management directors:

Compensation	Amount ($)
Restricted Stock Grant	$100,000
Retainer	50,000
Lead Director Restricted Stock Grant	20,000
Audit and Risk Committee Chair Retainer	15,000
Compensation and Corporate Governance and Nominating Committee Chair Retainer	10,000

These payments represent compensation for the twelve-month period commencing on the date of the annual meeting of shareholders. All of the annual payments, except the annual restricted stock grant and the Lead Director restricted stock grant, may be paid in either cash or restricted stock under Popular’s 2004 Omnibus Incentive Plan, at the director’s election. All restricted stock awards are subject to risk of forfeiture and restrictions on transferability until retirement of the director, when the awards become vested. Any dividends paid on the restricted stock during the vesting period are reinvested in shares of common stock.

Popular reimburses directors for travel expenses incurred in connection with attending Board, committee and shareholder meetings, participating in continuing director education programs and for other Popular-related business expenses (including the travel expenses of spouses if they are specifically invited to attend the event for appropriate business purposes).

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2017 NON-EMPLOYEE DIRECTOR SUMMARY COMPENSATION TABLE

The following table provides compensation information for Popular’s non-employee directors during 2017:

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joaquín E. Bacardí, III	$50,000	$100,000	—	—	—	—	$150,000
Alejandro M. Ballester	60,000	100,000	—	—	—	—	160,000
John W. Diercksen	50,000	100,000	—	—	—	—	150,000
Maria Luisa Ferré	60,000	100,000	—	—	—	—	160,000
David E. Goel	50,000	100,000	—	—	—	—	150,000
C. Kim Goodwin	65,000	100,000	—	—	—	—	165,000
William J. Teuber, Jr.	65,000	120,000	—	—	—	—	185,000
Carlos A. Unanue	50,000	100,000	—	—	—	—	150,000

(a)

Represents the cash value of the $50,000 annual retainer and the committee chair retainers. During 2017, all members of the Board, except Messrs. Ballester and Goel and Ms. Ferré, elected to receive the annual retainer and meeting fees in restricted stock instead of cash.

(b)

Represents the 2017 annual award of restricted stock with a grant date fair value (determined in accordance with FASB ASC Topic 718) of $100,000 under the Popular’s 2004 Omnibus Incentive Plan. In the case of Mr. Teuber, it includes the Lead Director restricted stock grant. The following represents the shares of common stock granted to each director as of December 31, 2017 under Popular’s 2004 Omnibus Incentive Plan, subject to transferability restrictions and/or forfeiture upon failure to meet vesting conditions: Mr. Bacardí, 17,557; Mr. Ballester, 19,473; Mr. Diercksen, 17,183; Ms. Ferré, 32,267; Mr. Goel, 10,251; Ms. Goodwin, 31,173; Mr. Teuber, 47,943; Mr. Unanue, 33,458.

DIRECTOR STOCK OWNERSHIP REQUIREMENTS

Each non-employee director must own common stock with a dollar value equal to five times his or her annual retainer. Non-employee directors are required to achieve that ownership level within three years of being named or elected as a director. Stock that has been pledged does not count towards meeting ownership requirements.

Pledging of common stock as collateral for loans or in margin accounts is prohibited, except with respect to certain grandfathered loans. Each director and nominee for director is currently in compliance with his or her common stock ownership requirements.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT

Principal Shareholders

The following table presents certain information as of December 31, 2017, with respect to any person, including any “group”, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), who is known by Popular to beneficially own more than five percent (5%) of its outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	8,526,147	8.35%
T. Rowe Price Associates, Inc.(3) 100 E. Pratt Street Baltimore, Maryland 21202	7,112,528	6.90%
Hotchkis and Wiley Capital Management, LLC(4) 725 S. Figueroa Street 39th Fl, Los Angeles, CA 90017	6,851,574	6.71%
State Street Corporation(5) State Street Financial Center, One Lincoln Street Boston, MA 02111	6,047,691	5.93%

(1)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the 1934 Act.

(2)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 8, 2018 by The Vanguard Group reflecting its common stock holdings as of December 31, 2017. The Vanguard Group indicates that it has sole voting power with respect to 53,997 shares of Popular’s common stock, shared voting power with respect to 11,390 shares of Popular’s common stock, sole dispositive power with respect to 8,468,983 shares of Popular’s common stock, and shared dispositive power with respect to 57,164 shares of Popular’s common stock.

(3)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 14, 2018 by T. Rowe Price Associates, Inc. (“Price Associates”) reflecting its common stock holdings as of December 31, 2017. Price Associates indicates that it has sole voting power with respect to 1,648,599 shares of Popular’s common stock and sole dispositive power with respect to 7,112,528 shares of Popular’s common stock. Popular has been informed by Price Associates that the securities are owned by various individuals and institutional investors for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote securities. For purposes of the reporting requirements of the 1934 Act, Price Associates is deemed to be a beneficial owner of such securities. However, Price Associates has informed Popular that it expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 13, 2018 by Hotchkis and Wiley Capital Management, LLC reflecting its common stock holdings as of December 31, 2017. Hotchkis and Wiley Capital Management, LLC indicates that it has sole voting power with respect to 6,292,874 shares of Popular’s common stock and sole dispositive power with respect to 6,851,574 shares of Popular’s common stock.

(5)

Based solely on information contained in a Schedule 13G filed with the SEC on February 14, 2018 by State Street Corporation reflecting its common stock holdings as of December 31, 2017. State Street indicates that it has shared voting and dispositive power over 6,047,691 shares of Popular’s common stock.

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SHARES BENEFICIALLY OWNED BY DIRECTORS AND EXECUTIVE OFFICERS OF POPULAR

The following table sets forth the beneficial ownership of Popular’s common stock and preferred stock as of February 25, 2018 for each director and nominee for director and each NEO, and by all directors, NEOs, executive officers and the Principal Accounting Officer and Comptroller as a group.

COMMON STOCK

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Joaquín E. Bacardí, III	32,801		*
Alejandro M. Ballester	23,632	(3)	*
Richard L. Carrión	467,912	(4)	*
John W. Diercksen	17,842		*
Maria Luisa Ferré	78,657	(5)	*
David E. Goel	10,638		*
C. Kim Goodwin	42,509		*
William J. Teuber, Jr.	60,527		*
Carlos A. Unanue	128,013	(6)	*
Ignacio Alvarez	111,097	(7)	*
Javier D. Ferrer	32,201	(8)	*
Eli S. Sepúlveda	42,970		*
Lidio V. Soriano	59,867		*
Carlos J. Vázquez	100,289	(9)	*
All directors, NEOs, executive officers and the Principal Accounting Officer and Comptroller as a group (21 persons in total)	1,415,777		1.38%

PREFERRED STOCK

Name	Title of Security	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Maria Luisa Ferré	8.25% Preferred Stock	4,175	(10)	*
All directors, NEOs, executive officers and the Principal Accounting Officer and Comptroller as a group (21 persons in total)	8.25% Preferred Stock	4,175		*

(1)

For purposes of the table above, “beneficial ownership” is determined in accordance with Rule 13d-3 under the 1934 Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Therefore, it includes the number of shares of common stock that may be acquired within 60 days, pursuant to the conversion of restricted stock units upon their vesting on February 27, 2018, as follows: Mr. Carrión, 10,429; Mr. Alvarez, 3,330; Mr. Ferrer, 2,049; Mr. Sepúlveda, 1,565; Mr. Soriano, 1,864; and Mr. Vázquez, 2,515, which represent in the aggregate 25,890 shares for all directors, NEOs, executive officers, the Principal Accounting Officer and Comptroller as a group. Also, it includes shares of common stock granted under Popular’s 2004 Omnibus Incentive Plan and the Senior Executive Long-Term Incentive Plan, subject to transferability restrictions and/or forfeiture upon failure to meet vesting conditions, as follows: Mr. Bacardĺ, 17,557; Mr. Ballester, 19,473; Mr. Diercksen, 17,183; Ms. Ferré, 32,267; Mr. Goel, 10,251; Ms. Goodwin, 31,173; Mr. Teuber, 47,943; Mr. Unanue, 33,458; Mr. Carrión, 106,897; Mr. Alvarez, 45,579; Mr. Ferrer, 21,236; Mr. Sepúlveda 16,756; Mr. Soriano, 19,305; and Mr. Vázquez, 26,663, which represent in the aggregate 531,999 shares for all directors, NEOs, executive officers and the Principal Accounting Officer and Comptroller as a group.

(2)

“*” indicates ownership of less than 1% of the outstanding shares of common stock or 8.25% Non-Cumulative Monthly Income Preferred Stock, Series B (“8.25% Preferred Stock”), as applicable. As of February 25, 2018 there were 102,173,601 shares of common stock outstanding and 1,120,665 shares of 8.25% Preferred Stock outstanding.

(3)	Includes 1,314 shares owned by Mr. Ballester’s children.

(4)

Mr. Carrión has indirect investment power over 23 shares owned by his youngest son and 3,408 shares held by the estate of Mr. Carrion’s deceased spouse. Mr. Carrión has 53,151 shares pledged as collateral. Mr. Carrión has approximately a 16.99% ownership interest in Junior Investment Corporation, a family investment vehicle, which owns 482,266 shares, of which 81,955 are included in the table as part of Mr. Carrión’s holdings. Junior Investment Corporation has 322,379 shares pledged as collateral.

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(5)

Ms. Ferré has direct or indirect investment and voting power over 78,657 shares. Ms. Ferré owns 34,621 shares and has indirect investment and voting power over 43,739 shares owned by The Luis A. Ferré Foundation and 297 shares owned by RANFE, Inc.

(6)

Includes 75,731 shares held by Mr. Unanue’s mother, over which Mr. Unanue disclaims beneficial ownership. Mr. Unanue has an 8.33% interest in Island Can Corporation, of which he is General Manager, and which owns 64,000 shares, of which 5,331 are included in the table as part of Mr. Unanue’s holdings and over which he disclaims beneficial ownership.

(7)	Includes 3,186 shares owned by Mr. Alvarez’s son.

(8)	Includes 1,167 shares owned by Mr. Ferrer’s wife over which he disclaims beneficial ownership.

(9)	Includes 468 shares held by a family member, over which Mr. Vázquez has investment authority.

(10)	Reflects shares owned by Ms. Ferré’s husband.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires Popular’s directors and executive officers to file with the SEC reports of ownership and changes in ownership of common stock and other equity securities. Officers and directors are required by SEC regulations to furnish Popular with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to Popular or written representations that no other reports were required, Popular believes that, with respect to 2017, all filing requirements applicable to its officers and directors were satisfied, except for late reports filed by the following officers in connection with the withholding of shares of common stock to satisfy tax obligations upon the vesting of restricted stock awards: Mr. Carrión, Mr. Alvarez, Mr. Chinea, Mr. García (Principal Accounting Officer and Comptroller), Mr. Ferrer, Mr. Guerrero, Mr. Monzón, Mr. Negrón, Mr. Rivera (retired in July 2017), Mr. Sepúlveda, Mr. Soriano and Mr. Vázquez with two late reports each and Mrs. Burckhart, with five late reports.

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Proposal 1

ELECTION OF DIRECTORS

Popular’s Restated Certificate of Incorporation establishes that the Board of Directors shall be composed of such number of directors as shall be established from time to time by the Board, but not less than 9 nor more than 25, and that the Board shall be divided into three classes as nearly equal in number as possible, with each class having at least three members and with the term of office of one class expiring each year. When the number of directors is changed, any newly created directorship will be assigned among classes by a majority of the directors then in office in a manner that would make all classes as equal in number as possible. In the event of inequality within classes, the Restated Certificate of Incorporation provides that the class assigned to the new director will be the class having the last date for expiration of its term.

Effective July 1, 2017, our Board increased the number of directors from 9 to 10 and named Ignacio Alvarez a member of the Board. In accordance with our Restated Certificate of Incorporation, any director named by the Board will hold office only until the next annual meeting of shareholders, at which such director should be duly elected and qualified. The Board is therefore nominating Mr. Alvarez as a “Class 1” member, consistent with the requirements in our Restated Certificate of Incorporation for assignment of director class described above. As a result, at the meeting, four directors assigned to “Class 1” will be elected to serve until the 2021 annual meeting of shareholders or until their respective successors are duly elected and qualified. The remaining six directors of Popular will continue to serve as directors, as follows: the three directors assigned to “Class 2,” until the 2019 annual meeting of shareholders of Popular, and the three directors assigned to “Class 3,” until the 2020 annual meeting of shareholders, or in each case until their successors are duly elected and qualified.

The persons named as proxies have advised Popular that, unless otherwise instructed, they intend to vote at the meeting the shares covered by the proxies “FOR” the election of the three nominees, and that if any one or more of such nominees should become unavailable for election they intend to vote such shares “FOR” the election of such substitute nominees as the Board may propose. Popular has no knowledge that any nominee will become unavailable for election.

Popular’s Restated Certificate of Incorporation requires that each director receive the affirmative vote of a majority of the shares represented at the annual meeting of stockholders in person or by proxy and entitled to vote. All nominees are currently serving on the Board. If an incumbent director is not elected by a majority of the shares represented at the annual meeting, Puerto Rico corporation law provides that the director continues to serve on the Board as a “holdover director.” Under Popular’s Restated By-Laws and Corporate Governance Guidelines, an incumbent director who is not elected by a majority of the votes cast must tender his or her resignation to the Board. In that situation, Popular’s Corporate Governance and Nominating Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board would act on the Corporate Governance and Nominating Committee’s recommendation and publicly disclose its decision.

The “Class 1” nominees for election as director at the 2018 Annual Meeting of Shareholders are: Ignacio Alvarez, Alejandro M. Ballester, Richard L. Carrión and Carlos A. Unanue. Refer to the “Nominees for Election as Directors and Other Directors” section of this Proxy Statement for information on the director’s experience and qualifications.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH NOMINEE TO THE BOARD.

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Proposal 2

AMENDMENT TO ARTICLE SEVENTH OF POPULAR’S RESTATED CERTIFICATE OF INCORPORATION TO AMEND THE VOTING STANDARD FOR THE ELECTION OF DIRECTORS TO PROVIDE THAT DIRECTORS SHALL BE ELECTED BY A MAJORITY OF THE VOTES CAST BY SHAREHOLDERS AT THE ANNUAL MEETING OF SHAREHOLDERS, EXCEPT THAT IN CONTESTED ELECTIONS DIRECTORS SHALL BE ELECTED BY A PLURALITY OF THE VOTES CAST

The Board recommends the approval by shareholders of the proposal to amend Article Seventh of Popular’s Restated Certificate of Incorporation to provide that directors shall be elected by a majority of the votes cast by shareholders at the annual meeting of shareholders, provided that if the number of nominees exceeds the number of directors to be elected the director nominees shall be elected by a plurality of the votes cast. This change would be effective upon filing an amendment to the Restated Certificate of Incorporation with the Department of State of the Commonwealth of Puerto Rico. The text of the proposed amendment is set forth in Appendix A to this Proxy Statement.

Article Seventh of Popular’s Restated Certificate of Incorporation currently provides that, except to fill vacancies, a director shall be elected by the affirmative vote of a majority of the shares of stock represented at the annual meeting of shareholders for which the director stands for election and entitled to elect such director. The Board believes it is desirable to amend this provision in Article Seventh to provide that directors shall be elected by a majority of the votes cast by shareholders present in person or represented by proxy at the meeting and entitled to vote in the election of directors, provided that if the number of nominees exceeds the number of directors to be elected the director nominees shall be elected by a plurality of the votes cast. Under the current voting standard in Article Seventh, a vote to abstain in the election of a director has the same practical effect as a negative vote because abstentions are treated as “entitled to vote,” whereas under the proposed amendment a vote to abstain would have no effect on the results of the election. The Board believes that the prevalent standard for public corporations that have adopted a majority voting system for the election of directors is the “majority of the votes cast” standard, in which director nominees must receive more “for” votes than “against” votes to be elected. Furthermore, the proposed amendment provides for a plurality voting standard in the case of contested elections when there are more directors nominated for election than open board seats. In that case, in order to avoid a failed election, the nominees who receive the most “for” votes would be elected to the board until all board seats are filled.

The resolutions attached to this Proxy Statement as Appendix A will be submitted for approval by shareholders at the Meeting. The affirmative vote of the holders of not less than two-thirds of the outstanding shares of common stock of Popular is necessary to adopt the proposed amendment in accordance with the terms of Article Ninth of the Restated Certificate of Incorporation. Proxies will be voted for the resolutions unless otherwise instructed by the shareholders. Broker non-votes and abstentions will have the same effect as votes cast against the proposed amendment.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS AMENDMENT AND THE RESOLUTION.

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Proposal 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC regulations require a separate, nonbinding “say on pay” shareholder vote to approve the compensation of executives. The compensation paid to our NEOs and Popular’s overall executive compensation policies and procedures are described in the “Compensation Discussion and Analysis” section and the tabular disclosure (together with the accompanying narrative disclosure) in this Proxy Statement.

This proposal gives you as a shareholder the opportunity to endorse or not endorse the compensation paid to Popular’s NEOs through the following resolution:

“RESOLVED, that the shareholders of Popular approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis Section and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board and may not be construed as overruling any decision by the Board. However, the Compensation Committee will consider the outcome of the vote when evaluating the effectiveness of our compensation policies and procedures and in connection with its future executive compensation determinations.

The approval of the advisory vote on executive compensation requires the affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on that matter. At our annual shareholders’ meeting held in April 2017, the vast majority of Popular’s voting shareholders (95.83% of shares voted) expressed support for our executive compensation policies and procedures.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

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Proposal 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee intends to appoint PricewaterhouseCoopers LLP as the independent registered public accounting firm of Popular for 2018. PricewaterhouseCoopers LLP has served as independent registered public accounting firm of BPPR since 1971 and of Popular since 1991.

The following table summarizes the fees billed to Popular by PricewaterhouseCoopers LLP for the years ended December 31, 2017 and 2016:

	December 31, 2017	December 31, 2016
Audit Fees	$6,909,029	$6,541,513
Audit-Related Fees (a)	$1,001,013	843,434
Tax Fees (b)	$42,625	43,000
All Other Fees (c)	$3,600	9,605
	$7,956,267	$7,437,552

(a) Includes fees for assurance services such as audits of pension plans, compliance-related audits, accounting consultations and Statement on Standards for Attestation Engagements No. 18 reports.

(b)  Includes fees associated with tax return preparation and tax consulting services.

(c) Includes software licensing fees.

The Audit Committee has established controls and procedures that require the pre-approval of all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP. The Audit Committee may delegate to one or more of its members the authority to pre-approve any audit or permissible non-audit services. Under the pre-approval controls and procedures, audit services for Popular are negotiated annually. In the event that any additional audit services are required by Popular, a proposed engagement letter is obtained from the auditors and evaluated by the Audit Committee or the member(s) of the Audit Committee with authority to pre-approve auditor services. Any decisions to pre-approve such audit and non-audit services and fees are to be reported to the full Audit Committee at its next regular meeting. The Audit Committee has considered that the provision of the services covered by this paragraph is compatible with maintaining the independence of the independent registered public accounting firm of Popular. During 2017, fees for all services provided by PricewaterhouseCoopers LLP were approved by the Audit Committee.

Neither Popular’s Restated Certificate of Incorporation nor its Restated By-Laws require that the shareholders ratify the appointment of PricewaterhouseCoopers LLP as Popular’s independent registered public accounting firm. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether or not to appoint PricewaterhouseCoopers LLP, but may nonetheless appoint such firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such change would be in the best interest of Popular and its shareholders.

Representatives of PricewaterhouseCoopers LLP will attend the meeting and will be available to respond to any appropriate questions that may arise. They will also have the opportunity to make a statement if they so desire.

The ratification of the appointment of PricewaterhouseCoopers LLP as Popular’s auditors requires the affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on that matter.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION.

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Proposal 5

ADJOURNMENT OR POSTPONEMENT OF MEETING

The Board is requesting that the shareholders approve the adjournment of the meeting, if necessary or appropriate, in order to allow for the solicitation of additional proxies in the event that there are not sufficient votes at the time of the meeting to adopt Proposal 2. This Proposal relates to the amendment to Article Seventh of the Corporation’s Restated Certificate of Incorporation to provide that directors shall be elected by a majority of the votes cast by shareholders at the annual meeting of shareholders, provided that if the number of nominees exceeds the number of directors to be elected, the director nominees shall be elected by a plurality of the votes cast.

If our shareholders approve the adjournment proposal, the meeting could be adjourned and management could use the additional time to solicit proxies in favor of the adoption of Proposal 2, including the solicitation of proxies from shareholders that have previously voted against Proposal 2.

The approval of this proposal requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this matter.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

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AUDIT COMMITTEE REPORT

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements of Popular for the fiscal year ended December 31, 2017 with management and PricewaterhouseCoopers LLP, Popular’s independent registered public accounting firm. The Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”). Finally, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence. These considerations and discussions, however, do not assure that the audit of Popular’s financial statements and internal control over financial reporting have been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with Generally Accepted Accounting Principles (“GAAP”), that Popular’s internal control over financial reporting is effective or that Popular’s registered public accountants are in fact “independent.”

As set forth in the Audit Committee Charter, the management of Popular is responsible for the preparation, presentation and integrity of Popular’s financial statements. Furthermore, management is responsible for maintaining appropriate accounting and financial reporting principles and policies, and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. PricewaterhouseCoopers LLP is responsible for auditing Popular’s financial statements, expressing an opinion as to their conformity with GAAP, and annually auditing the effectiveness of the Company’s internal control over financial reporting.

The members of the Audit Committee are not engaged professionally in the practice of auditing or accounting and are not employees of Popular. Popular’s management is responsible for its accounting, financial management and internal controls. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures to set auditor independence standards.

Based on the Audit Committee’s consideration of the audited financial statements and the discussions referred to above with management and the independent registered public accounting firm, and subject to the limitations on the role and responsibilities of the Audit Committee set forth in the Charter and those discussed above, the Audit Committee recommended to the Board that Popular’s audited financial statements be included in Popular’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

Respectfully submitted,

The Audit Committee

William J. Teuber, Jr., Chair

Alejandro M. Ballester

John W. Diercksen

C. Kim Goodwin

Carlos A. Unanue

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GENERAL INFORMATION ABOUT THE MEETING

About the Meeting

WHAT INFORMATION IS CONTAINED IN THIS PROXY STATEMENT?

The information in this Proxy Statement relates to the matters to be acted upon at the meeting, the voting process, the Board of Directors, Board committees, the compensation of directors and executive officers and other required information.

WHAT IS THE PURPOSE OF THE MEETING?

At the meeting, shareholders will act upon the matters outlined in the accompanying Notice of Meeting, including:

•	the election of four “Class 1” directors for a three-year term;

•

the authorization and approval of an amendment to Article Seventh of our Restated Certificate of Incorporation to provide that directors shall be elected by a majority of the votes cast by shareholders at the annual meeting of shareholders, provided that in contested elections, directors shall be elected by the plurality of votes cast;

•	the approval, on an advisory basis, of our executive compensation;

•	the ratification of the appointment of Popular’s independent registered public accounting firm for 2018;

•

the approval of the adjournment or postponement of the meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the meeting to approve the proposed amendment to Article Seventh of our Restated Certificate of Incorporation; and

•	consider such other business as may be properly brought before the meeting or any adjournments thereof.

In addition, management will report on the affairs of Popular.

COULD OTHER MATTERS BE DECIDED AT THE MEETING?

The Board does not intend to present any matters at the meeting other than those described in the Notice of Meeting. However, if any new matter requiring the vote of the shareholders is properly presented before the meeting, proxies may be voted with respect thereto in accordance with the best judgment of proxy holders, under the discretionary power granted by shareholders to their proxies in connection with general matters. The Board at this time knows of no other matters which may come before the meeting and the Chairman of the meeting will declare out of order and disregard any matter not properly presented.

WHAT DOCUMENTS DO I NEED TO BE ADMITTED TO THE MEETING?

Only Popular shareholders may attend the meeting. You will need a valid photo identification, such as a driver’s license or passport and proof of stock ownership as of the close of business on the Record Date. The use of mobile phones, pagers, recording or photographic equipment, tablets, or computers is not permitted.

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Voting Procedure and Results

HOW MANY VOTES DO I HAVE?

You will have one vote for every share of Popular’s common stock, par value $0.01 per share, you owned as of the close of business on the Record Date.

HOW MANY VOTES CAN ALL SHAREHOLDERS CAST?

Shareholder may cast one vote for each of Popular’s [            ] shares of common stock that were outstanding on the Record Date. The shares covered by any proxy that is properly executed and received before 11:59 p.m., Eastern Time, the day before the meeting will be voted. Shares may also be voted in person at the meeting.

HOW DO I VOTE?

You can vote either in person at the meeting or by proxy.

To vote by proxy, you must either:

•	vote over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or proxy card;

•	vote by telephone by calling the toll-free number found on your proxy card; or

•

vote by mail if you receive or request paper copies of the proxy materials, by filling out the proxy card and sending it back in the envelope provided. To avoid delays in ballot taking and counting, and in order to ensure that your proxy is voted in accordance with your wishes, compliance with the following instructions is respectfully requested: when signing a proxy as attorney, executor, administrator, trustee, guardian, authorized officer of a corporation, or on behalf of a minor, please give full title. If shares are registered in the name of more than one record holder, all record holders must sign.

If you want to vote in person at the meeting, and you hold your common stock through a securities broker or nominee (i.e., in “street name”), you must obtain a proxy from your broker or nominee and bring that proxy to the meeting.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

A majority of the votes that can be cast must be present either in person or by proxy to hold the meeting. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether the majority of the votes that can be cast are present. A broker non-vote occurs when a broker or other nominee does not have discretionary authority to vote on a particular matter. Votes cast by proxy or in person at the meeting will be counted by Broadridge Financial Solutions, Inc., an independent third party. We urge you to vote by proxy even if you plan to attend the meeting so that we know as soon as possible that enough votes will be present for us to hold the meeting.

WHAT VOTE IS REQUIRED AND HOW ARE ABSTENTIONS AND BROKER NON-VOTES TREATED?

The approval of the amendment to Article Seventh of the Corporation’s Restated Certificate of Incorporation to amend the voting standard for the election of directors requires the affirmative vote of the holders of not less than two thirds of the outstanding shares. Broker non-votes and abstentions will have the same effect as votes cast against the proposed amendments.

For the election of director nominees, the advisory vote related to executive compensation, the ratification of the appointment of our independent registered public accounting firm, the adjournment or postponement of the meeting in the event that there are not sufficient votes to approve Article Seventh of the amendment to the Restated Certificate of Incorporation and any other item voted upon at the meeting, the affirmative vote of the holders of a majority of the shares represented in person or

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by proxy and entitled to vote on such item will be required for approval. Abstentions will have the same effect as a negative vote and broker non-votes will not be counted in determining the number of shares necessary for approval.

CAN I VOTE IF I PARTICIPATED IN ONE OF POPULAR’S EMPLOYEE STOCK PLANS?

Yes. Your vote will serve to instruct the trustees or independent fiduciaries how to vote your shares in the Popular, Inc. Puerto Rico Savings and Investment Plan and the Popular, Inc. USA 401(k) Savings and Investment Plan. Shares held under the Popular, Inc. Puerto Rico Savings and Investment Plan and the Popular, Inc. USA 401(k) Savings and Investment Plan may be voted by proxy properly executed and received before 11:59 p.m., Eastern Time, on May 3, 2018.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

We will report the voting results on a Current Report on Form 8-K filed with the SEC no later than May 14, 2018.

HOW DOES THE BOARD RECOMMEND THAT I VOTE?

The Board recommends that you vote as follows:

•	“FOR” each nominee to the Board;

•	“FOR” the amendment to Article Seventh of Popular’s Restated Certificate of Incorporation to amend the voting standard for the election of directors;

•	“FOR” the advisory vote related to executive compensation;

•	“FOR” the ratification of the appointment of Popular’s independent registered public accounting firm for 2017; and

•	“FOR” the adjournment or postponement of the meeting if necessary, to approve the amendment to Article Seventh of the Restated Certificate of Incorporation.

WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

CAN I CHANGE MY VOTE?

Yes, you may change your vote at any time before the meeting. To do so, you may cast a new vote by telephone or over the Internet, send in a new proxy card with a later date, or send a written notice of revocation to the President or CLO and Secretary of Popular, Inc. (751), P.O. Box 362708, San Juan, Puerto Rico 00936-2708, delivered before the proxy is exercised. If you attend the meeting and want to vote in person, you may request that your previously submitted proxy not be used.

Proxy Materials

WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF THE PROXY MATERIALS?

Pursuant to rules adopted by the SEC, we have elected to provide access to Popular’s proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to most of our shareholders. We believe this method of distribution makes the proxy distribution process more efficient, less costly and reduces our impact on the environment. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a paper copy of the proxy materials. Instructions on how to access

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the proxy materials over the Internet or to request a paper copy may be found in the Notice of Internet Availability of Proxy Materials. We encourage you to take advantage of the availability of the proxy materials on the Internet.

The Notice of Internet Availability of Proxy Materials, as well as this Proxy Statement and proxy card, were first sent to shareholders on or about March [    ], 2018.

WHY DIDN’T I RECEIVE NOTICE IN THE MAIL REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS?

We are providing some of our shareholders, including shareholders who have previously asked to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a Notice of Internet Availability of Proxy Materials. In addition, we are providing a Notice of Internet Availability of Proxy Materials by e-mail to some shareholders, including those shareholders who have previously elected delivery of the proxy materials electronically. Those shareholders should have received an e-mail containing a link to the website where the materials are available and a link to the proxy voting website.

WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE SET OF VOTING MATERIALS?

You may receive more than one set of voting materials, including multiple Notices of Internet Availability of Proxy Materials or multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you may receive separate Notices of Internet Availability of Proxy Materials or proxy cards for each brokerage account in which you hold shares. You should exercise your vote in connection with each set of voting materials as they represent different shares.

THERE ARE SEVERAL SHAREHOLDERS IN MY ADDRESS. WHY DID WE RECEIVE ONLY ONE SET OF PROXY MATERIALS?

In accordance with a notice sent to certain street name shareholders who share a single address, shareholders at a single address will receive only one copy of this Proxy Statement and our 2017 Annual Report, or Notice of Internet Availability of Proxy Materials, as applicable. This practice, known as “householding,” is designed to reduce our printing and postage costs. We currently do not “household” for shareholders of record.

If your household received a single set of proxy materials, but you would prefer to receive a separate copy of this Proxy Statement and our 2017 Annual Report or Notice of Internet Availability of Proxy Materials, you may call 1-866-540-7059, or send a written request to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717 and we will promptly deliver a separate copy of this Proxy Statement and our 2017 Annual Report or Notice of Internet Availability of Proxy Materials.

You may request or discontinue householding in the future by contacting the broker, bank or similar institution through which you hold your shares.

WHAT IS INCLUDED IN THE PROXY MATERIALS?

The proxy materials include this Proxy Statement and Popular’s Annual Report on Form 10-K with the audited financial statements for the year ended December 31, 2017, duly certified by PricewaterhouseCoopers LLP, as independent registered public accounting firm. The proxy materials also include the Notice of Annual Meeting of Shareholders. If you receive or request that paper copies of these materials be sent to you by mail, the materials will also include a proxy card.

WHO WILL BEAR THE COST OF SOLICITING PROXIES FOR THE MEETING?

This proxy is solicited by Popular on behalf of the Board. The cost of soliciting proxies for the meeting will be borne by us. In addition to solicitation by mail, proxies may be solicited personally, by telephone or otherwise. The Board has engaged the firm of Georgeson Inc. to aid in the solicitation of proxies. The

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cost is estimated at $9,500, plus reimbursement of reasonable out-of-pocket expenses and customary charges. Our directors, officers and employees may also solicit proxies but will not receive any additional compensation for their services. Proxies and proxy material will also be distributed at our expense by brokers, nominees, custodians and other similar parties.

ELECTRONIC DELIVERY OF ANNUAL MEETING MATERIALS

You will help us protect the environment and save postage and printing expenses in future years by consenting to receive the annual report and proxy materials via the Internet. You may sign up for this service after voting on the Internet at www.proxyvote.com. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials electronically will remain in effect until you terminate it.

Shareholder Proposals

HOW DO I SUBMIT A SHAREHOLDER PROPOSAL TO BE INCLUDED IN THE PROXY STATEMENT FOR NEXT YEAR’S ANNUAL MEETING?

Any shareholder may submit a proposal to be included in the proxy statement for the 2019 Annual Meeting of Shareholders by sending it to Popular’s CLO and Secretary at Popular, Inc, 209 Muñoz Rivera Avenue, San Juan, Puerto Rico, 00918. We must receive the proposal no later than [            ], 2018. We are not required to include any proposal in our proxy statement that we receive after that date or that does not comply with applicable SEC rules.

HOW DO I NOMINATE A DIRECTOR OR BRING OTHER BUSINESS BEFORE NEXT YEAR’S ANNUAL MEETING, BUT NOT FOR INCLUSION IN THE PROXY MATERIALS?

Under our By-Laws, a shareholder may nominate an individual to serve as a director or bring any other matter for consideration at the 2019 Annual Meeting of Shareholders. The by-laws require that the shareholder:

•

notify us in writing between November 9, 2018 and February 7, 2019, provided that in the event that the date of the 2019 Annual Meeting of Shareholders is more than 30 days before or after the anniversary date of the 2018 Annual Meeting of Shareholders, notice by a shareholder must be delivered not earlier than the 15th day following the day on which notice is mailed or a public announcement is first made by Popular of the date of such meeting, whichever occurs first;

•	include his or her name, address, share ownership and provide specified representations;

•

with respect to notice of an intent to make a nomination, include a description of all arrangements and understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, and such other information regarding each nominee as would have been required to be included in a proxy statement pursuant to SEC rules had the nominee been nominated by our Board; and

•	with respect to notice of an intent to bring up any other matter or proposal, a description of the matter and any material interest of the stockholder in the matter or proposal.

The notice required for any such nomination or to bring other matter for consideration must be sent to Popular’s CLO and Secretary at Popular, Inc, 209 Muñoz Rivera Avenue, San Juan, Puerto Rico, 00918. Shareholders may obtain a copy of Popular’s by-laws by writing to the CLO and Secretary.

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The above Notice of Meeting and Proxy Statement are sent by order of the Board of Directors of Popular, Inc.

In San Juan, Puerto Rico, March [    ], 2018.

Executive Chairman	Executive Vice President, Chief Legal Officer and Secretary

You may request a copy, free of charge, of Popular’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC (without exhibits), through our website, www.popular.com, or by calling (787) 765-9800 or writing to Comptroller, Popular, Inc., P.O. Box 362708, San Juan, PR 00936-2708.

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APPENDIX A

PROPOSED AMENDMENT TO ARTICLE SEVENTH OF THE RESTATED CERTIFICATE OF INCORPORATION

RESOLVED, that Article Seventh of the Restated Certificate of Incorporation of the Corporation be, and it hereby is, amended in its entirety to read as follows:

“SEVENTH: (1) The Board shall be composed of such number of directors as are established from time to time by the Board of Directors and approved by an absolute majority of directors; provided, however, that the total number of directors shall always be not less than nine (9) nor more than twenty-five (25). The Board of Directors shall be divided into three classes as nearly equal in number as possible, with each class having at least three members and with the term of office of one class expiring each year. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected; provided, however, that each initial director in Class 1 shall hold office until the annual meeting of stockholders in 1991; each initial director in Class 2 shall hold office until the annual meeting of stockholders in 1992; and each initial director in Class 3 shall hold office until the annual meeting of stockholders in 1993. Except as provided in this Article SEVENTH, a director shall be elected by a majority of the votes cast by stockholders present in person or represented by proxy at the meeting and entitled to vote in the election of directors, provided that if the number of nominees exceeds the number of directors to be elected, the director nominees shall be elected by a plurality of the votes cast.

(2) Any vacancies in the Board of Directors, by reason of an increase in the number of directors or otherwise, shall be filled solely by the Board of Directors, by majority vote of the directors then in office, though less than a quorum, but any such director so elected shall hold office only until the next succeeding annual meeting of stockholders. At such annual meeting, such director shall be elected and qualified in the class in which such director is assigned to hold office for the term or remainder of the term of such class. Directors shall continue in office until others are chosen and qualified in their stead. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, so as to make all classes as nearly equal in number as possible. To the extent of any inequality within the limits of the foregoing, the class of directorships shall be the class or classes then having the last date or the later dates for the expiration of its or their terms. No decrease in the number of directors shall shorten the term of any incumbent director.

(3) Any director may be removed from office as a director but only for cause by the affirmative vote of the holders of two-third (2/3) of the combined voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors (other than the power to remove or elect officers) in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

The Board of Directors may from time to time, in the manner provided for in the by-laws of the Corporation, hold its regular or extraordinary meetings outside of Puerto Rico.”

RESOLVED FURTHER, that the proper officers of the Corporation be, and hereby are, authorized and directed to take all actions, execute all instruments, and make all payments that are necessary or desirable, at their discretion, to make effective the foregoing amendment to the Restated Certificate of Incorporation of the Corporation, including without limitation on filing a certificate of such amendment with the Secretary of State of the Commonwealth of Puerto Rico.

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APPENDIX B

POPULAR INC., RECONCILIATION OF NON-GAAP MEASURES

POPULAR, INC.

ADJUSTED NET INCOME FOR THE YEAR ENDED DECEMBER 31, 2017 (NON-GAAP)

(Unaudited)
(In thousands)	Pre-tax	Income tax effect	Impact on net income
U.S. GAAP net income			$107,681
Non-GAAP Adjustments:
Impact of the Tax Cut and Jobs Act[1]	—	168,358	168,358
Adjusted net income (Non-GAAP)			$276,039
Hurricanes Impact[2]:
Non interest income	31,000	(12,049)	18,951
Provision for indemnity reserves on loans sold	3,436	(1,340)	2,096
Provision for loan losses	67,615	(26,370)	41,245
Operating expenses	16,981	(6,623)	10,358
Adjusted net income, excluding the impact of the hurricanes (Non-GAAP)			$348,690

[1]

On December 22, 2017, the Tax Cut and Jobs Act (“the Act”) was signed into law by the President of the United States. The Act, among other things, reduced the maximum federal Corporate tax rate from 35% to 21%. The adjustment reduced the deferred tax asset related to the Corporation’s U.S. operations as a result of a lower realizable benefit at the lower tax rate.

[2]	Estimated impact on the Corporation’s earnings as a result of the impact caused by Hurricanes Irma and Maria, net of estimated receivables of $1.1 million.

ADJUSTED NET INCOME FOR THE YEAR ENDED DECEMBER 31, 2016 (NON-GAAP)

(Unaudited)
(In thousands)	Pre-tax	Income tax effect	Impact on net income
U.S. GAAP net income			$216,691
Non-GAAP Adjustments:
Impact of EVERTEC restatement[1]	2,173	—	2,173
Bulk sale of WB loans and OREO[2]	(891)	347 [4]	(544)
FDIC arbitration award[3]	171,757	(41,108)[4]	130,649
Goodwill impairment charge[5]	3,801	—	3,801
Other FDIC—LSA adjustments[6]	8,806	(2,380)[4]	6,426
Income from discontinued operations[7]	(2,015)	880	(1,135)
Adjusted net income (Non-GAAP)			$358,061

[1]

Represents Popular Inc.’s proportionate share of the cumulative impact of EVERTEC restatement and other corrective adjustments to its financial statements, as disclosed in EVERTEC’s 2015 Annual Report on Form 10K. Due to the preferential tax rate on the income from EVERTEC, the tax effect of this transaction was insignificant to the Corporation.

[2]

Represents the impact of the bulk sale of Westernbank loans and OREO. Gains and losses related to assets acquired from Westernbank as part of the FDIC assisted transaction are subject to the capital gains tax rate of 20%.

78  |  2018 PROXY STATEMENT

[3]

Represents the arbitration decision denying BPPR’s request for reimbursement in certain shared loss claims. Gains and losses related to assets acquired from Westernbank as part of the FDIC assisted transaction are subject to the capital gains tax rate of 20%.

[4]

Gains and losses related to assets acquired from Westernbank as part of the FDIC assisted transaction are subject to the capital gains tax rate of 20%. Other items related to the FDIC loss-sharing agreements are subject to the statutory tax rate of 39%.

[5]

Represents goodwill impairment charge in the Corporation’s securities subsidiary. The securities subsidiary is a limited liability company with a partnership election. Accordingly, its earnings flow through Popular, Inc., holding company, for income tax purposes. Since Popular, Inc. has a full valuation allowance on its deferred tax assets, this results in an effective tax rate of 0%.

[6]	Additional adjustments, including prior period recoveries, related to restructured commercial loans to reduce the indemnification asset to its expected realizable value.

[7]	Represents income from discontinued operations associated with the BPNA reorganization.

ADJUSTED NET INCOME FOR THE YEAR ENDED DECEMBER 31, 2015 (NON-GAAP)

(In thousands)	Pre-tax	Income tax effect	Impact on net income
U.S. GAAP net income			$895,344
Non-GAAP Adjustments:
BPNA reorganization[1]	17,065	—	17,065
Doral Transaction[2]	25,576	(7,690)	17,886
OTTI[3]	14,445	(2,486)	11,959
Reversal DTA—PNA[4]	—	(589,030)	(589,030)
Loss on bulk sale of covered OREOs[5]	4,391	(1,712)	2,679
Adjustment to FDIC indemnification asset[6]	10,887	(2,177)	8,710
MSR’s acquired[7]	(4,378)	1,707	(2,671)
Impairment of loans under proposed portfolio sale[8]	15,190	(5,924)	9,266
Bulk sale[9]	5,852	(2,282)	3,570
Adjusted net income (Non-GAAP)			$374,778

[1]

Represents restructuring charges associated with the reorganization of BPNA. The impact of the partial reversal of the valuation allowance of the deferred tax asset at BPNA corresponding to the income for the year 2015 was reflected in the effective tax rate, effectively reducing the income tax expense by the benefit of such reversal.

[2]

Includes approximately $0.8 million of fees charged for loan servicing cost to the FDIC, $2.1 million of fees charged for services provided to the alliance co-bidders, personnel costs related to former Doral Bank employees retained on a temporary basis and incentive compensation for an aggregate of $7.1 million, building rent expense of Doral Bank’s administrative offices for $4.1 million, professional fees and business promotion expenses directly associated with the Doral Bank Transaction and systems conversion for $16.0 million and other expenses, including equipment, business promotions and communications, of $1.3 million. Includes items corresponding to BPPR, which were taxed at 39% and items corresponding to BPNA, which had an effective tax rate of 0% due to the impact of the partial reversal of the valuation allowance, mentioned above.

[3]

Represents an other than temporary impairment (“OTTI”) recorded on Puerto Rico government investment securities available- for- sale. These securities had an amortized cost of approximately $41.1 million and a market value of $26.6 million. Based on the fiscal and economic situation in Puerto Rico, together with the government’s announcements regarding its ability to pay its debt, Popular determined that the unrealized loss, a portion of which had been in an unrealized loss for a period exceeding twelve months, was other than temporary. The tax effect of this impairment is reflected at the capital gains rate of 20%, except for entities which had a full valuation allowance on its deferred tax asset.

[4]	Represents the partial reversal of the valuation allowance of a portion of the deferred tax asset amounting to approximately $1.2 billion, at the U.S. operations.

[5]	Represents the loss on a bulk sale of covered OREOs completed in the second quarter and the related mirror accounting of the 80% reimbursable from the FDIC.

[6]

The negative amortization of the FDIC’s Indemnification Asset included a $10.9 million expense related to losses incurred by the corporation that were not claimed to the FDIC before the expiration of the loss-share portion of the agreement on June 30, 2015, and that are not subject to the ongoing arbitrations. Gains and losses related to assets acquired from Westernbank as part of the FDIC assisted transaction are subject to the capital gains tax rate of 20%.

[7]	Represents the fair value of mortgage servicing rights acquired for a portfolio previously serviced by Doral Bank, for which Popular acted as a backup servicer, under a pre-existing contract.

[8]	Represents impairment based on the estimated fair value of loans acquired from Westernbank, that Popular has the intent to sell and were subject to the ongoing arbitration with the FDIC.

[9]	Represents the impact of a bulk sale of loans at the BPPR segment, which had a book value of approximately $34.4 million.

2018 PROXY STATEMENT  |  79

EARNINGS PER SHARE (EPS)

(in thousands)	2015	2016	2017	Cumulative EPS
Adjusted net income (non-GAAP)	$374,778	$358,061	$348,690	—
Preferred dividends	(3,723)	(3,723)	(3,723)	—
Net income for common stock	371,055	354,338	344,967	—
Average common share outstanding[1]	102,967,186	103,275,264	103,478,247	—
Adjusted EPS	$3.60	$3.43	$3.33	$10.36

[1]	Excluding the $75 million common stock repurchase in first quarter 2017.

80  |  2018 PROXY STATEMENT

For 37 years, Fundación Banco Popular has been the
philanthropic arm of Popular supporting communities across
Puerto Rico. It will drive 100% of all funds raised directly to rebuild the most vulnerable communities in the island.

Join us in helping Puerto Rico’s recovery by
making a charitable donation.

embracingpuertorico.com

P.O. BOX 362708 SAN JUAN, PUERTO RICO 00936-2708

C/O PROXY SERVICES

P.O. BOX 9142

FARMINGDALE, NY 11735-9544

IF YOU WISH TO VOTE BY TELEPHONE, INTERNET OR MAIL, PLEASE READ THE INSTRUCTIONS BELOW.

Popular, Inc. encourages you to take advantage of the convenient ways to vote for matters to be covered at the 2018 Annual Meeting of Shareholders. Please take the opportunity to use one of the three voting methods outlined below to cast your ballot.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and follow the simple instructions the Vote Voice provides you.

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

Please mark, sign, date and return this proxy card promptly using the enclosed postage prepaid envelope. No postage is required if mailed in the United States, Puerto Rico or the U.S. Virgin Islands.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E38616-P03031                 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

2018 Annual Meeting Proxy Card

The Board of Directors recommends a vote “FOR” proposals 1, 2, 3, 4 and 5.

(1)	To elect four directors assigned to “Class 1” of the Board of Directors of the Corporation for a three-year term:	For	Against	Abstain

	1a. Ignacio Alvarez	☐	☐	☐

	1b. Alejandro M. Ballester	☐	☐	☐

	1c. Richard L. Carrión	☐	☐	☐

	1d. Carlos A. Unanue	☐	☐	☐

(2)

To authorize and approve an amendment to Article Seventh of our Restated Certificate of Incorporation to provide that directors shall be elected by a majority of the votes cast by shareholders at the Annual Meeting of Shareholders, provided that in contested elections directors shall be elected by a plurality of votes cast.

		☐	☐	☐

(3)	To approve, on an advisory basis, the Corporation’s executive compensation.	☐	☐	☐

	For	Against	Abstain

(4) To ratify the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for 2018.	☐	☐	☐

(5)

To approve the adjournment or postponement of the meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the meeting to approve the proposed amendment to Article Seventh of our Restated Certificate of Incorporation.

	☐	☐	☐

Such other business as may properly come before the meeting or any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4 AND 5.

PLEASE SIGN AS YOUR NAME(S) APPEAR(S) ON THIS FORM. IF SHARES ARE HELD JOINTLY, ALL OWNERS SHOULD SIGN. CORPORATION PROXIES SHOULD BE SIGNED BY AN AUTHORIZED OFFICER. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD SO INDICATE WHEN SIGNING.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The 2018 Notice and Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com.

E38617-P03031

This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Richard L. Carrión, Carlos J. Vázquez and Ignacio Alvarez or any one or more of them as proxies, each with the power to appoint his substitute, and authorize(s) them to represent and to vote as designated on the reverse side all the shares of common stock of Popular, Inc. held of record by the undersigned as of the close of business on March 9, 2018, at the Annual Meeting of Shareholders to be held on the PH Floor of the Popular Center Building, 209 Muñoz Rivera Avenue, San Juan, Puerto Rico, on May 8, 2018, at 9:00 a.m., local time, or at any adjournments thereof. The proxies are further authorized to vote such shares upon any other business that may properly come before the meeting or any adjournments thereof.